                                                                    EXHIBIT 10.6





                     AMENDED AND RESTATED CREDIT AGREEMENT

                                 by and between

                         ALLIED CAPITAL CORPORATION II

                                  as Borrower

                                      and

                               NATIONSBANK, N.A.

                                    as Bank


                            Dated September 28, 1995

                               TABLE OF CONTENTS


ARTICLE I                 DEFINITIONS; ACCOUNTING TERMS; AMENDMENTS . . . . . . . . . . . . . . . . . . .   -1-

Section 1.01              Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
Section 1.02              Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-

ARTICLE II                THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-

Part A.                   The Revolving Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Section 2.01              Amount of the Revolving Loan  . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Section 2.02              Advances; Revolving Period  . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Section 2.03              Interest on the Revolving Loan  . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Section 2.04              Repayment of the Revolving Loan; The Revolving Note . . . . . . . . . . . . . .  -11-
Section 2.05              Reduction of Maximum Revolving Loan Amount; Conversion of Revolving
                          Loan to a Term Loan or Term Loans . . . . . . . . . . . . . . . . . . . . . . .  -12-
Section 2.06              Purpose of the Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
Section 2.07              Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

Part B.                   The Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

Section 2.08              Aggregate Amount of the Term Loans  . . . . . . . . . . . . . . . . . . . . . .  -12-
Section 2.09              Interest on the Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
Section 2.10              Repayment of the Term Loans; The Term Notes . . . . . . . . . . . . . . . . . .  -13-
Section 2.11              Purpose of Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-

Part C.                   Terms Applicable to All Loans . . . . . . . . . . . . . . . . . . . . . . . . .  -13-

Section 2.12              EuroDollar Deposits Unavailable or Libor Rate Unascertainable . . . . . . . . .  -13-
Section 2.13              Interest Calculations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
Section 2.14              Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
Section 2.15              Fixed Rate Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
Section 2.16              Late Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
Section 2.17              Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
Section 2.18              Event of Default or Possible Default  . . . . . . . . . . . . . . . . . . . . .  -16-

ARTICLE III               SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-

Section 3.01              Collateral Granted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
Section 3.02              Debt Secured  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
Section 3.03              Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
Section 3.04              Collateral Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
Section 3.05              Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-

Section 3.06              Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
Section 3.07              Inconsistent Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
Section 3.08              Collateral Security Documents . . . . . . . . . . . . . . . . . . . . . . . . .  -19-

ARTICLE IV                REPRESENTATIONS AND WARRANTIES OF THE BORROWER  . . . . . . . . . . . . . . . .  -19-

Section 4.01              Organization of the Borrower; Business and Property . . . . . . . . . . . . . .  -19-
Section 4.02              Authorization; Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
Section 4.03              Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
Section 4.04              Projections and Financial Statements  . . . . . . . . . . . . . . . . . . . . .  -20-
Section 4.05              Financial Condition at Date of Credit Agreement . . . . . . . . . . . . . . . .  -21-
Section 4.06              No Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
Section 4.07              Title to Properties; Patents, Trademarks, Etc.  . . . . . . . . . . . . . . . .  -21-
Section 4.08              Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
Section 4.09              Compliance with Other Instruments . . . . . . . . . . . . . . . . . . . . . . .  -22-
Section 4.10              Material Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
Section 4.11              Correctness of Data Furnished . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
Section 4.12              Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
Section 4.13              Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
Section 4.14              Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
Section 4.15              Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
Section 4.16              Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
Section 4.17              Regulation U, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
Section 4.18              Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
Section 4.19              Securities Act, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
Section 4.20              Name Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
Section 4.21              Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
Section 4.22              No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
Section 4.23              Principal Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
Section 4.24              Brokers, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
Section 4.25              Employee Controversies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

ARTICLE V                 CONDITIONS TO BORROWING . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

Part I                    Conditions Precedent Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  -26-

Section 5.01              Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  -27-
Section 5.02              No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
Section 5.03              Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
Section 5.04              Insurance Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
Section 5.05              Notes, Collateral Lists and Collateral Security Documents . . . . . . . . . . .  -27-
Section 5.06              Disbursement Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
Section 5.07              Opinion of Counsel for the Borrower . . . . . . . . . . . . . . . . . . . . . .  -27-
Section 5.08              Corporate Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

Section 5.09              Payment of Fees; Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Section 5.10              Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Section 5.11              Borrower's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Section 5.12              Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Section 5.13              Landlord's Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
Section 5.14              Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

Part II                   Conditions Precedent to Subsequent Advances or Conversions  . . . . . . . . . .  -29-

Section 5.15              No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
Section 5.16              Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
Section 5.17              Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  -29-
Section 5.18              Borrower's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

ARTICLE VI                AFFIRMATIVE COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . . . . . .  -30-

Section 6.01              Payment of Amounts Due  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
Section 6.02              Existence, Business, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
Section 6.03              Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
Section 6.04              Payment of Taxes, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
Section 6.05              Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
Section 6.06              Accounts and Reports of the Borrower  . . . . . . . . . . . . . . . . . . . . .  -31-
Section 6.07              Information and Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Section 6.08              Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Section 6.09              Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Section 6.10              Unconsolidated Ratio of Total Liabilities to Tangible Net Worth . . . . . . . .  -34-
Section 6.11              Consolidated Ratio of Total Liabilities to Tangible Net Worth . . . . . . . . .  -35-
Section 6.12              Unconsolidated Ratio of Performing Investments to Total Debt  . . . . . . . . .  -35-
Section 6.13              Unconsolidated Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . .  -35-
Section 6.14              Consolidated Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . .  -35-
Section 6.15              Deposit Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
Section 6.16              Post-Closing Items  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
Section 6.17              Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
Section 6.18              On-Site Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
Section 6.19              Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-

ARTICLE VII               NEGATIVE COVENANTS OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . . .  -36-

Section 7.01              Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
Section 7.02              Limitation of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
Section 7.03              Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-

Section 7.04              Management; Investment Advisory Agreement . . . . . . . . . . . . . . . . . . .  -39-
Section 7.05              Assignment or Sale of Accounts or Notes Receivable  . . . . . . . . . . . . . .  -39-
Section 7.06              Liquidation, Merger, or Consolidation . . . . . . . . . . . . . . . . . . . . .  -40-
Section 7.07              Amendment of Certificate of Incorporation and/or By-Laws  . . . . . . . . . . .  -40-
Section 7.08              Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
Section 7.09              Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
Section 7.10              Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
Section 7.11              Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
Section 7.12              Transaction with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-

ARTICLE VIII              WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-

ARTICLE IX                DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-

Section 9.01              Principal Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
Section 9.02              Interest Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
Section 9.03              Other Payment Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
Section 9.04              Other Provision Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
Section 9.05              Representation and Warranty . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
Section 9.06              Collateral Security Document or Other Loan Document Default . . . . . . . . . .  -43-
Section 9.07              Collateral Security Document Representation and Warranty  . . . . . . . . . . .  -43-
Section 9.08              Financial Difficulties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
Section 9.09              Permit and Real Estate Default  . . . . . . . . . . . . . . . . . . . . . . . .  -44-
Section 9.10              Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
Section 9.11              Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
Section 9.12              Restraint on Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-

ARTICLE X                 REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-

Section 10.01             Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
Section 10.02             Recovery of Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
Section 10.03             Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
Section 10.04             Cost of Collection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
Section 10.05             No Advances; Conversions, etc.  . . . . . . . . . . . . . . . . . . . . . . . .  -46-

ARTICLE XI                MANAGEMENT AND COLLECTION OF COLLATERAL . . . . . . . . . . . . . . . . . . . .  -46-

Section 11.01             Status of Investments and Other Collateral  . . . . . . . . . . . . . . . . . .  -46-
Section 11.02             Collection of Receivables, Investments; Management of Collateral  . . . . . . .  -47-
Section 11.03             Upon Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-

ARTICLE XII               MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-

Section 12.01             Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
Section 12.02             Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
Section 12.03             Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . .  -52-
Section 12.04             Entire Agreement; Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
Section 12.05             Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
Section 12.06             Binding Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
Section 12.07             Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
Section 12.08             Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
Section 12.09             Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
Section 12.10             Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-

                     AMENDED AND RESTATED CREDIT AGREEMENT

          THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement"), dated as of the 28th day of September, 1995, is made by and between ALLIED CAPITAL CORPORATION II, a Maryland corporation, and NATIONSBANK, N.A., a national banking association (the "Bank").


                              W I T N E S S E T H:

          WHEREAS, the Borrower desires to borrow from the Bank a secured revolving line of credit loan in the principal amount not to exceed $25,000,000.00 (the "Revolving Loan"), all or part of which may be converted from time to time into term loans in an aggregate principal amount of $25,000,000.00 (each a "Term Loan" and collectively, the "Term Loans"), to be extended by the Bank to the Borrower upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

          In addition to terms defined elsewhere in this Credit Agreement, certain terms used herein are defined in Section 1.01.


                                   ARTICLE I

                   DEFINITIONS; ACCOUNTING TERMS; AMENDMENTS



          Section 1.01 Definitions. As used herein and in the Revolving Note, the Term Notes, and the other Loan Documents, the following terms shall have the following meanings:

          "Advances" means advances of cash proceeds obtained by the Borrower in respect of the Revolving Loan.

          "Affiliate" means any employee, officer, shareholder or partner of the Borrower, or any spouse, parent, or child of any of the foregoing, or any corporation, partnership or other business enterprise directly or indirectly controlled by, or under direct, indirect or common control with, any one or more of such Persons and/or the Borrower.

          "Authorized Fiscal Officer" means the chief executive officer, chief financial officer or president of the Borrower.

          "Bank" shall have the meaning given to it in the preamble of this Credit Agreement.

          "Borrower" shall have the meaning given to it in the preamble of this Credit Agreement.

          "Borrower's Certificate" shall have the meaning given to it in
Section 5.11.

          "Business Day" means (i) any day in respect of which dealings in both
(a) United States Dollar deposits in the London inter-bank market and (b) securities issued in the United States are, in both cases, carried on and (ii) any day which is not a Saturday, Sunday or other day on which banks in the District of Columbia are authorized or required to close.

          "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP (including the Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

          "Closing Date" means the date that the first Advance of the Revolving Loan is disbursed to the Borrower under this Credit Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

          "Collateral" shall have the meaning given to such term in Section
3.03.

          "Collateral Lists" shall have the meaning given to such term in
Section 3.04.

          "Collateral Security Documents" shall have the meaning given to such term in Section 3.08.

          "Conclusive" means that the calculation, determination or other matter referred to is presumed for all purposes to be true and correct and absolutely binding on the Borrower except to the extent (i) of manifest or obvious error (e.g. misplacement of decimal points) or (ii) that the Borrower by a preponderance of evidence in a good faith contest in which the Borrower bears the burden of proof has established that another result is materially different and true and correct.

          "Convert", "Conversion", and "Converted" refers to a conversion of the Revolving Loan, or a portion thereof in excess of $1,000,000.00, into a Term Loan or Term Loans pursuant to Section 2.05.

          "Conversion Date" means the date specified in a Conversion Notice for the commencement of a Term Loan as a result of a Conversion pursuant to Section 2.05.

          "Conversion Notice" means the written notice of the Borrower to the Bank of a Conversion pursuant to Section 2.05.

          "Debt Instruments" shall have the meaning given to such term in
Section 11.01 of this Credit Agreement.

          "Effective Date" means a date on which the Bank makes an Advance or a Conversion Date.

          "Environmental" means relating to pollution of the environment, including air, soil, water and groundwater, and the effects of Hazardous Substances, or toxic and solid wastes.

          "Environmental Matters" means (a) any injury to person or property resulting or allegedly resulting from Environmental claims, (b) any suits, investigations, notices, orders, decrees or proceedings and other acts and actions arising under any existing or future Environmental laws, rules, regulations, orders, permits, decrees, notices of violation and other Environmental claims, and (c) any compliance required under existing or future Environmental laws, orders, permits, decrees, notices of violations and other Environmental claims.

          "Environmental Remediation" means the remediation, clean-up or other resolution of Environmental matters in respect of which the Borrower has any liability or obligation.

          "Equity Interests" shall have the meaning given to such term in
Section 11.01 of this Credit Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder, each as amended from time to time.

          "Event of Default" shall have the meaning specified in Article IX of this Credit Agreement.

          "Execution Date" means the date of this Credit Agreement first written above.

          "Exhibits" and "Schedules" means and refers collectively to the documents attached to this Credit Agreement and labeled as Exhibits or Schedules hereto.

          "federal", "state", or "local" means and relates to the United States, its political divisions or states, and respective political subdivisions, and equivalents thereof.

          "Fixed Rate Indemnity" shall have the meaning specified in Section
2.15.

          "Fixed Rate" means the Index, adjusted to a constant maturity equal to the Term Loan Period designated in a Conversion Notice, for the weekly auction which immediately precedes a Conversion Date.

          "GAAP" means generally accepted accounting principles as applied in the United States.

          "Governmental Authority" shall have the meaning given to such term in
Section 4.03.

          "Guaranteed" or to "Guarantee" as applied to any obligation shall mean and include (a) a guarantee or guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of non-performance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guarantee of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

          "Hazardous Substances" means any toxic substances or related materials, including, without limitation, asbestos and any substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", or "toxic substances" under any applicable law or regulation of any state, province, country or local government (which include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, and the Occupational Health and Safety Act).

          "Income Difference" shall have the meaning given to such term in
Section 2.15.

          "Indebtedness" as applied to any Person, including the Borrower, means:

                        (i) All items (except items of capital stock or capital surplus or of contingency reserves, dividends and distributions payable by a Person, reserves or allowances for deferred income taxes or reserves or allowances for unearned revenues, accrued expenses and trade accounts payable for goods or services purchased in the ordinary course of business that are not the subject of a conditional sales contract or Capitalized Lease Obligation and only so long as paid within ninety (90) days of the delivery of such goods or rendering of such services except to the extent contested in good faith by appropriate proceedings and for which reserves have been set aside in accordance with GAAP) which in accordance with GAAP applied on a consistent basis would be included in determining total liabilities as shown on the liability side of a balance sheet of any such Person as of the date on which Indebtedness is to be determined, regardless of whether such indebtedness shall be recourse indebtedness or otherwise; and

                        (ii)  All indebtedness of others within the meaning of
          (i) above which any such Person has directly or indirectly Guaranteed.

         "Indebtedness for Borrowed Money" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all borrowing under insurance policies, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price for property or services, except accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness for Borrowed Money of others secured by a Lien on any asset of such Person, whether or not such Indebtedness for Borrowed Money is assumed by such Person, and (vi) all Indebtedness for Borrowed Money of others Guaranteed by such Person.

         "Indemnified Liabilities" shall have the meaning given to it in
Section 12.01.

         "Index" means the average of weekly auction rates for United States Treasury Securities, as published by the Federal Reserve Board.

         "Indicated Spread" means the amount of basis points to be added to the various Interest Options.

         "Interest Adjustment Date" means the last day of each Interest Period.

         "Interest Option" means the Libor Rate or the Fixed Rate.

         "Interest Period" shall mean a period of thirty, sixty or ninety days (as selected by the Borrower) commencing on the date of each Advance or each Conversion Date if a Term Loan is bearing interest based on the Overall Libor Rate and ending on each Interest Adjustment Date with respect thereto. If the Borrower fails to select a new Interest Period with respect to any portion of the Loans subject to the Overall Libor Rate at least two (2) Business Days prior to any Interest Adjustment Date, the Borrower shall be deemed to have selected an Interest Period of the same duration as the immediately preceding Interest Period. With respect only to that portion of a Term Loan (as described in Section 2.10 hereof) which represents a mandatory quarterly installment of principal, the Borrower may not select an Interest Period the maturity of which would extend beyond the due date of such installment payment without becoming subject to the provisions of Section 2.15 hereof.

         "Investment Advisory Agreement" shall mean that certain Investment Advisory Agreement dated May 11, 1995 by and between the Borrower and Allied Capital Advisors, Inc. pursuant to which Allied Capital Advisors, Inc. manages the assets of the Borrower.

         "Investment Income" shall have the meaning given to it in Section
2.15.

         "Investments" means all loans, advances, extensions of credit or contributions of capital made by the Borrower to any Person evidenced and secured by Debt Instruments or purchase by the Borrower or other acquisition by the Borrower of the stock or notes or debentures or other securities of, or any other Equity Interest in, any Person.

         "Libor Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next highest 1/16 of 1%) by dividing (i) the rate of interest determined by the

Bank two (2) Business Days prior to the first day of such Interest Period that it would have to pay at 11:00 a.m. London time in the London inter-bank market for inter-bank deposits of United States Dollars with a maturity approximately equal to the Interest Period selected by the Borrower for the use of such rate in determining the interest to be charged on all or part of the outstanding principal balance of the Loans and in an amount equal to the amount of the outstanding principal balance of the Loans on which interest will be determined by the Libor Rate by (ii) 1.00 minus for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for the Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the Libor Rate is determined).

         "Lien" as applied to the property of any Person means: (a) any mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness for Borrowed Money in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness for Borrowed Money.

         "Loan Documents" means and includes this Agreement, the Notes, and the Collateral Security Documents.

         "Loans" means collectively the Revolving Loan and the Term Loans.

         "Maximum Revolving Loan Amount" shall have the meaning given to such term in Section 2.01 of this Credit Agreement.

         "Notes" means collectively the Revolving Note and the Term Notes.

         "Overall Fixed Rate" means the Fixed Rate plus the applicable Indicated Spread.

         "Overall Libor Rate" means the Libor Rate plus the applicable Indicated Spread.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Performing Investments" means all Investments of the Borrower, less any loans, advances or extensions of credit made by Borrower, whether under or pursuant to Debt Instruments or Equity Interests, that are not performing as a result of the existence or occurrence of a default or event of default thereunder or related thereto.

         "Permit" has the meaning given to such term in Section 4.03.

         "Permitted Collateral Liens" means the permitted exceptions described in clauses (i) through (v) of Section 7.01.

         "Person" includes a corporation, an association, a partnership, an organization, a trust or business trust, an individual, a government or political subdivision thereof or a governmental agency or other entity.

         "Plan" means any employee benefit plan as defined by ERISA of which any Person is a sponsor, participating employer, or contributor.

         "Pledge Agreements" shall have the meaning given to it in Section 3.05(ii).

         "Possible Default" means an event or condition which, after notice or lapse of time, or both, but the existence or occurrence of no other conditions, would constitute an Event of Default.

         "Pro Forma Balance Sheet" shall have the meaning given to it in
Section 4.04.

         "Revolving Loan" shall have the meaning given to such term in the recitals of this Agreement.

         "Revolving Loan Commitment" shall have the meaning given to such term in Part A of Article II.

         "Revolving Note" means the revolving line of credit promissory note in the form of Exhibit "A" attached hereto, as duly completed, executed and delivered by the Borrower in favor of the Bank to evidence the Borrower's indebtedness pursuant to the Revolving Loan.

         "Revolving Period" shall have the meaning given to such term in
Section 2.02.

         "Secured Obligations" shall have the meaning given to such term in
Section 3.02.

         "Security Agreement" shall have the meaning given to such term in
Section 3.05(i).

         "Subsidiaries" means and includes any now existing or hereafter created corporation, association, general partnership, limited partnership or other business entity, (a) the majority (by number of votes) of the outstanding stock of which is at the time in question owned or controlled by the Borrower and/or by any Subsidiary of the Borrower, or (b) the majority of the partnership interests, whether general or limited, of which is at the time owned or controlled by the Borrower and/or by any Subsidiary of the Borrower.

         "Tangible Net Worth" means the aggregate amount of a Person's stated capital, including, without limitation, capital stock, paid in capital and retained earnings, determined in accordance with GAAP, less the aggregate amount of a Person's treasury stock, amounts due from officers, directors and members of their immediate families, amounts due from Affiliates, investments in Affiliated companies other than the Subsidiaries, goodwill, non-compete agreements, capitalized expenses, costs associated with the closing of the Loans and any other intangible assets.

         "Taxes" means all federal, state and local or foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other taxes, including interest and penalties thereon, and including estimated taxes thereof.

         "Tender Date" shall have the meaning given to such term in Section
2.15.

         "Term Loan" and "Term Loans" shall have the meanings given to such terms in the recitals set forth above.

         "Term Loan Commitment" shall have the meaning given to such term in Part B of Article II.

         "Term Loan Maturity Date" shall have the meaning given to such term in
Section 2.10.

         "Term Loan Period" shall have the meaning given to it in Section 2.08.

         "Term Note" and "Term Notes" means (i) with respect to a Term Loan bearing interest at the Overall Libor Rate, a term promissory note in the form of Exhibit "B" attached hereto, as duly completed, executed and delivered by the Borrower in favor of the Bank to evidence the Borrower's indebtedness pursuant to a Term Loan and (ii) with respect to a Term Loan bearing interest at the Overall Fixed Rate, a term promissory note in the form of Exhibit "C" attached hereto, as duly completed, executed and delivered by the Borrower in favor of the Bank to evidence the Borrower's indebtedness pursuant to a Term Loan.

         "Total Debt" means Total Liabilities, less (i) the fees payable by the Borrower to Allied Capital Advisers, Inc. under and pursuant to the terms of the Investment Advisory Agreement, (ii) cash distributions payable to shareholders of the Borrower, and (iii) accruals for deferred taxes and trade accounts payable for goods or services purchased in the ordinary course of business that are not the subject of a conditional sales contracts or Capitalized Lease Obligations and only as long as paid within ninety (90) days of the delivery of such goods or rendering of such services.

         "Total Liabilities" means as of any date of determination thereof, the sum of all Indebtedness for Borrowed Money and all other liabilities on a balance sheet of a Person prepared in accordance with GAAP applied on a consistent basis, and in any event, including all reserves and all deferred taxes and other deferred items.

         Whenever any agreement, instrument, promissory note, security agreement, pledge agreement, or other instrument or document is defined in this Credit Agreement, such definition shall be deemed to mean and include, from and after the date of an amendment, restatement, or modification thereof, such agreement, security agreement, pledge agreement, promissory note or other instrument or document as so amended, restated or modified. To the extent that the plural of any term defined herein is not defined in this Credit Agreement, that usage of the plural in this Credit Agreement shall mean the plural of the singular term so defined and if the defined term is plural, usage of the singular of such term shall mean the singular thereof, in each case as the context so requires. The words "hereof", "herein" or similar words shall refer to this Credit Agreement and references to Sections or Articles shall mean Sections or Articles of this Credit Agreement.

         Section 1.02 Accounting Terms. Any accounting terms used herein and not defined herein shall have the meaning ascribed to them by, and be determined in accordance with, GAAP. All computations made pursuant to this Agreement shall be made in accordance with GAAP consistently applied and all balance sheets and other financial statements shall be prepared in accordance with GAAP consistently applied.

                                   ARTICLE II

                                   THE LOANS

         Part A.  The Revolving Loan

         The Bank hereby establishes the commitment (the "Revolving Loan Commitment") pursuant to which the Revolving Loan will be made to the Borrower, subject to the terms and conditions hereinafter stated in this Credit Agreement, as follows:

         Section 2.01  Amount of the Revolving Loan.

         (i) The principal amount of the Revolving Loan outstanding from time to time shall not exceed $25,000,000.00 (the "Maximum Revolving Loan Amount").

         (ii) The aggregate amount borrowed by the Borrower from the Bank under the Revolving Loan Commitment shall constitute a single Revolving Loan from the Bank regardless of how many Advances have been borrowed, repaid or reborrowed.

         Section 2.02 Advances; Revolving Period. The Borrower may obtain Advances, from time to time, in respect of the Revolving Loan from the Bank during a period (the "Revolving Period") commencing as of the Closing Date until (i) the termination of the Revolving Loan Commitment pursuant to any provision hereof or (ii) the date the Maximum Revolving Loan Amount is equal to zero as a result of a Conversion or Conversions of the Maximum Revolving Loan Amount to a Term Loan or Term Loans pursuant to Section 2.05, whichever shall first occur, whereupon the Revolving Loan Commitment shall terminate and be of no further force and effect. Subject to the other provisions hereof, during the Revolving Period, Advances may be borrowed, repaid (in accordance with Section 2.04) and reborrowed so long as the principal amount of the Revolving Loan outstanding at any one time does not exceed the Maximum Revolving Loan Amount.

         Section 2.03 Interest on the Revolving Loan. The Borrower shall pay interest on the Revolving Loan at the rate equal to the Libor Rate plus one hundred fifteen (115) basis points. Interest on the Revolving Loan shall be payable on the last day of each November, February, May and August during the term of the Revolving Loan and on the last day of the Revolving Period.

         Section 2.04  Repayment of the Revolving Loan; The Revolving Note.
The unpaid principal balance of the Revolving Loan shall be due and payable on the last day of the Revolving Period, but in any event no later than on May 31, 1997.

         The obligation of the Borrower to pay the principal of and interest on the Revolving Loan shall also be evidenced by the Revolving Note. The unpaid principal balance of and interest accrued on the Revolving Loan shall be determined by the ledgers and records of the Bank as maintained in accordance with the Bank's ordinary practices to reflect Advances and payments under this Credit Agreement and shall be Conclusive.

         Section 2.05 Reduction of Maximum Revolving Loan Amount; Conversion of Revolving Loan to a Term Loan or Term Loans. The Borrower shall have the right at all times during the Revolving Period to permanently reduce the Maximum Revolving Loan Amount in whole or in part, by giving ten (10) days written notice to the Bank of its intent to Convert the Revolving Loan Commitment or a portion thereof in excess of $1,000,000.00 to a Term Loan (each such notice being hereinafter referred to as a "Conversion Notice"). Concurrently with each Conversion, the Borrower shall execute a Term Note, as more particularly described in Section 2.08 below.

         Section 2.06 Purpose of the Revolving Loan. The proceeds of the Revolving Loan shall be used by the Borrower to make Investments in small businesses.

         Section 2.07 Commitment Fee. The Borrower shall pay to the Bank, in arrears on the last day of each November, February, May and August during the Revolving Period, a commitment fee based on the average difference between (i) the Revolving Loan Commitment and (ii) the average unpaid principal balance of the Revolving Loan plus the outstanding principal balance of all Term Loans during the preceding quarter, computed at the rate of one-eighth of one percent (.125%) per annum.

         Part B.  The Term Loans

         The Bank hereby establishes the commitment (the "Term Loan Commitment") pursuant to which a Term Loan or Term Loans will be made to the Borrower, subject to the terms and conditions hereinafter stated in this Credit Agreement, as follows:

         Section 2.08 Aggregate Amount of the Term Loans; Conversion Date; Term Loan Period. The Borrower and the Bank agree that the Revolving Loan may be Converted to a Term Loan or Term Loans in an aggregate principal amount not to exceed Twenty-Five Million Dollars ($25,000,000.00). Each Conversion Notice delivered to the Bank pursuant to Section 2.05 shall specify (i) the date on which a Conversion will occur (the "Conversion Date"), (ii) which of the Interest Options set forth in Section 2.09 shall apply on the Conversion Date, and (iii) the period of time for which the Term Loan shall be in effect (each such period being hereinafter referred to as a "Term Loan Period"); provided, however, that each Term Loan Period shall be for a period of five (5) years or less and no Term Loan Period shall extend beyond the Term Loan Maturity Date (as hereinafter defined).

         Section 2.09 Interest on the Term Loans. The Borrower shall pay interest on each Term Note at the rate of interest calculated on the basis of one of the following Interest Options plus the Indicated Spread set forth below:

         (i) an Overall Libor Rate equal to the Libor Rate plus an Indicated Spread equal to one hundred fifty (150) basis points; or

         (ii) an Overall Fixed Rate equal to the Fixed Rate plus an Indicated Spread equal to one hundred seventy-five (175) basis points.

         Section 2.10 Repayment of the Term Loans; The Term Notes. The principal amount of each Term Note and interest thereon shall be due and payable on the last day of each calendar quarter, in equal quarterly installments of principal calculated on a fully amortizing schedule equivalent to the Term Loan Period (i.e., principal payments on a Term Loan with a three
(3) year Term Loan Period shall be calculated on the basis of a three (3) year amortization schedule), plus interest thereon at the Interest Option selected by the Borrower in its Conversion Notice, with a final installment of all unpaid principal and interest due in full on the last day of the Term Loan Period, but in any event by no later than May 31, 2002 (the "Term Loan Maturity Date").

         The obligation of the Borrower to pay the principal of and interest on each Term Loan shall also be evidenced by a Term Note, which shall be executed on each Conversion Date for the principal amount of the Revolving Loan being Converted to a Term Loan. The unpaid principal balance of and interest accrued on the Term Loans shall be determined by the ledgers and records of the Bank, as maintained to reflect borrowings and payments under this Credit Agreement, which shall be Conclusive.

         Section 2.11 Purpose of Term Loans. The purpose of the Term Loans is to refinance the Revolving Loan.

         Part C.  Terms Applicable to All Loans

         Section 2.12 EuroDollar Deposits Unavailable or Libor Rate Unascertainable. In the event that the Bank determines that dollar deposits in the relevant amount are not available or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Libor Rate on an Effective Date then, the

Bank shall promptly give notice of such determination to the Borrower. In any such event, all Loans subject to the Libor Rate shall at the expiration of the applicable Interest Period then in effect become subject to an alternative index and an appropriate Indicated Spread selected by the Lender in the exercise of its reasonable discretion, which results in a comparable yield to the Lender. In the event that the circumstances causing any such unavailability of deposits or inability to determine the Libor Rate shall change or terminate so that the Libor Rate may again be determined, the Bank shall so notify the Borrower and the Libor Rate shall again be available to the Borrower with the applicable Indicated Spread.

         Section 2.13 Interest Calculations. The interest payable on the Loans shall be computed on a 360-day-per-year basis for the actual number of days elapsed. All payments to be made by the Borrower under this Credit Agreement and the Notes shall be made in immediately available funds by 2:00 p.m., District of Columbia time, to the Bank and any payment received after such time shall be deemed received on the next following Business Day. Whenever any payment under this Credit Agreement and the Notes shall be due on any day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the due date for any such payment is so extended or extended for any other reason, including operation of law, or any payment is received after a due date, interest shall accrue and be payable on demand for such extended time.

         Section 2.14  Prepayment.  Subject to the provisions set forth in
Section 2.15, the Borrower may prepay the Loans in full or in part at any time. No prepayment shall postpone the due date of any subsequent payment, nor shall it change the amount of any payment otherwise required to be made under the Loans.

         Section 2.15 Fixed Rate Indemnity. (a) With respect to the Revolving Loan and any Term Loan bearing interest at the Overall Libor Rate, the Borrower shall compensate and pay the Bank for any documented costs and expenses (whether internal or external), as determined by the Bank in its reasonable discretion (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by it to fund and carry the portion of the Loans upon which interest is being determined on an Overall Libor Rate and any loss sustained by the Bank in connection with the reemployment of such funds), which the Bank actually sustains: (1) if any repayment or prepayment occurs on a date which is not the last day of an Interest Period applicable thereto, or (2) as a consequence of any Event of Default or Possible Default under this Agreement.

(b) The Borrower shall have the right to prepay each Term Note bearing interest at an Overall Fixed Rate, in full or in part, upon payment to the Bank of (i) the principal amount to be prepaid, (ii) all accrued interest thereon,
(iii) all fees and costs then due under the Collateral Security Documents, and
(iv) a prepayment fee calculated in accordance with the following formula:

         (a) calculate the total amount of interest (the "Interest Income") that would accrue to the Bank on account of the principal amount prepaid between the date of prepayment (the "Tender Date") and the last day of the Term Loan Period; then

         (b) calculate the amount of investment income, less any and all costs of making such an investment (the "Investment Income"), that would be earned from the Tender Date until the last day of the Term Loan Period, if the principal amount prepaid as of the Tender Date were to be invested in a U.S. Treasury Bill obligation with a maturity date most closely corresponding to the last day of the Term Loan Period, bearing interest at the Index for the auction that is held immediately prior to the Tender Date and in an amount equal to the amount of principal prepaid for such period of time; then

         (c) subtract the Investment Income from the Interest Income (the "Income Difference"). If the Income Difference is positive, the present value (as hereinafter defined) of the Income Difference shall be the result of the computation under this formula (if the Income Difference is negative, then the result of the computation shall be zero). The present value of the Income Difference shall be calculated by discounting at the rate of interest in effect on the Tender Date for the Index, which Index shall be adjusted to a constant maturity equal to the last day of the Term Loan Period.

         Section 2.16 Late Charge. In the event that any payment or part of any payment due under the Notes is not made within ten (10) days after the date when the same is due, the Borrower shall pay to the Bank a late charge equal to five percent (5%) of the delinquent payment. This charge shall be in addition to any other sums due under the Notes or this Credit Agreement and any other right or remedy the holder of the Notes may have.

         Section 2.17 Default Rate. Upon the occurrence of any Event of Default, each of the Notes shall bear interest during the pendency of such Event of Default at a rate of interest equal to two percent (2%) per annum above the rate of interest then in effect under each of the Notes.

         Section 2.18 Event of Default or Possible Default. The Borrower shall not be entitled to obtain any Advance or to Convert any portion of the Revolving Loan to a Term Loan if, at the time an Advance or Conversion is requested, any Event of Default or Possible Default then exists or immediately thereafter exists. Receipt by the Borrower of any Advances and the occurrence of any Conversions, each in and of themselves, constitutes a continuing representation and warranty by the Borrower that the representations and warranties contained in Article IV continue to be accurate in all material respects on and as of the time of such Advances or Conversions, with the same effect as if made on and as of such date, and that the Borrower then is entitled under this Credit Agreement to obtain the Advances or Conversions.

                                  ARTICLE III

                                    SECURITY

         Section 3.01 Collateral Granted. All Collateral assigned, pledged or otherwise granted under or in connection with this Credit Agreement shall be granted to and or held by, as the case may be, the Bank for its sole benefit and not in trust for, or for the benefit of the Borrower, any Affiliate or any other Person.

         Section 3.02 Debt Secured. All collateral and property assigned, mortgaged, pledged or otherwise granted under or in connection with this Credit Agreement shall secure:

                          (i) the payment of all principal of and interest owing or outstanding on any of the Notes or the Revolving Loan or any of the Term Loans, including, without limitation, future advances made by the Bank which are or may be evidenced by the Notes, regardless of whether the Bank was obligated to make such advances;

                          (ii) the payment of all amounts from time to time owing to the Bank under or in connection with this Credit Agreement and the Collateral Security Documents (as defined in Section 3.08 hereof);

                          (iii) the payment by the Borrower of all costs and expenses (including attorneys' fees) incurred by the Bank in the collection of any of the Loans or any of the Notes and in the enforcement of its rights under this Credit Agreement, the Collateral Security Documents, and the other Loan Documents;

                          (iv) the payment by the Borrower of all sums expended or advanced by the Bank pursuant to the terms of this Credit Agreement, any Collateral Security Document or any other Loan Document;

                          (v) the performance by the Borrower of all of its obligations under this Credit Agreement, the Notes, the Collateral Security Documents and the other Loan Documents; and

                          (vi) the payment of any and all other indebtedness
(including principal, interest or fees, if any) of any kind or description now or hereafter owing by the Borrower to the Bank, including, without limitation, overdrafts, amounts owing under other notes, bonds, debentures or other evidences of indebtedness and interest rate protection arrangements and contingent obligations.

All of the debt, liabilities and obligations described above shall be sometimes hereinafter referred to as the "Secured Obligations."

         Section 3.03 Collateral. The Borrower hereby grants and agrees to grant to the Bank security interests and/or other liens in, and pledges and assignments, of any and all of the Borrower's properties and assets, whether now owned or existing or hereafter acquired or arising, including, but not limited to, all Debt Instruments and Equity Interests (collectively the "Collateral") which security interests, liens, pledges and assignments shall have a first priority, except for Permitted Collateral Liens. The Borrower agrees (i) to promptly execute and deliver all such agreements, documents and instruments as the Bank shall from time to time reasonably request and (ii) to take such other actions and to give such further assurances as the Bank shall from time to time reasonably request to evidence, obtain and/or to perfect the security interests, liens, pledges and assignments to be granted under this Credit Agreement.

         Section 3.04 Collateral Disclosure. On or prior to the Execution Date, the Borrower shall deliver to the Bank such lists (the "Collateral Lists"), which are attached hereto as Schedule 3.04, containing the following information:

                          (i) identifying each place of business of the Borrower;

                          (ii) identifying any lessee, bailee, warehouseman or similar third party having possession of any property of the Borrower which is part of the Collateral;

                          (iii) identifying the places where records relating to accounts receivable of the Borrower are maintained;

                          (iv)  identifying all Debt Instruments;

                          (v)  identifying all Equity Interests; and

                          (vi) identifying all patents, trademarks, service marks, copyrights, franchises (including licenses to any of the foregoing) in favor of or owned by the Borrower.

Upon the request of the Bank, the Borrower, as soon as possible but in any event within twenty (20) days of such request, shall deliver to the Bank an updated Collateral List as of the last day of the immediately preceding month, such updated Collateral List to be certified by an Authorized Fiscal Officer. The updated Collateral List shall set forth any changes which have occurred since the previous Collateral List so that all such information is correct and current as of the last day of the preceding month.

         Section 3.05  Personal Property.

         (i) Generally. On the Execution Date, the Borrower shall execute and deliver to the Bank a Security Agreement with such additional assignments or agreements required thereby (the "Security Agreement"), granting to the Bank a valid security interest having the priority required by Section 3.03 and lien covering all of the Collateral then owned or thereafter acquired by the Borrower, in form and substance satisfactory to the Bank and its counsel, together with related financing statements.

         (ii) Stock Pledges. On the Execution Date, the Borrower shall execute and deliver to the Bank pledge agreements (the "Pledge Agreements"), pledging and granting a security interest to the Bank in all equity interests owned by the Borrower in Allied Investment Corporation II and Allied Financial Corporation II, in form and content satisfactory to the Bank and its counsel, to secure the Obligations.

         (iii) Casualty and Liability Insurance. The Collateral Security Documents will require that the Bank be named as lender or mortgagee loss payee, as applicable, on all casualty and liability insurance of the Borrower, as well as an additional insured, and that none of such insurance policies may be canceled or modified without at least thirty (30) days' prior written notice to the Bank. The Collateral Security Documents shall contain provisions as to the amount of such casualty and liability insurance and the payment of premiums thereon.

         Section 3.06 Costs. The Borrower shall pay, to the fullest extent permitted by law, on demand all reasonable costs, fees and expenses incurred by the Bank and paid to third Persons in connection with the taking and/or perfection of the Collateral, including, without limitation:

                          (i)  fees and expenses incurred in preparing
         Collateral Security Documents from time to time (including, without limitation, attorneys' fees incurred in connection with preparing such Collateral Security Documents);

                          (ii) all filing, recording and/or records search fees and taxes;

                          (iii) attorneys' fees in connection with all legal opinions required;

                          (iv)  any appraisal and environmental report costs;
         and

                          (v)  all related costs, fees and expenses.

         Section 3.07  Inconsistent Provisions.  Except as provided in Section
6.05 hereof, in the event that the provisions of any Collateral Security Document directly conflict with any provision of this Credit Agreement, the provision of this Credit Agreement shall govern.

         Section 3.08 Collateral Security Documents. The Security Agreement, the Pledge Agreements and each other agreement, document or instrument executed and/or delivered in connection with any of the foregoing shall be referred to collectively as the "Collateral Security Documents" and singly as a "Collateral Security Document."

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to the Bank as follows:

         Section 4.01  Organization of the Borrower; Business and Property.
The Borrower is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation. The Borrower has all requisite corporate power and authority to execute and deliver the Loan Documents and to carry out the provisions thereof. The Borrower has full power, authority, and legal right to own and operate its properties and to carry on the business in which it engages and currently intends to engage. The Borrower is qualified or otherwise entitled to do business in every jurisdiction in which qualification is necessary.

         Attached hereto as Schedule 4.01 is a true and correct summary of the capital structure, including all capital stock and Indebtedness for Borrowed Money (excluding the Loans) of the Borrower.

         Section 4.02 Authorization; Validity. The Borrower has taken all action necessary to authorize the execution, delivery and performance by it of the Loan Documents. This Credit Agreement is, and each of the other Loan Documents when executed and delivered will be, legal, valid and binding upon the Borrower and enforceable against the Borrower in accordance with their respective terms. No consent, approval, or authorization of, or registration or declaration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrower of any of the Loan Documents.

         Section 4.03 Permits. Set forth on Schedule 4.03 hereto is a list describing the following information: (i) the name and address of each federal, state or local governmental authority (a "Governmental Authority"), from which the Borrower and its Subsidiaries have on the date of this Credit Agreement (either directly or indirectly through another Person) any permit, license or authorization to operate their respective businesses (a "Permit"), (ii) an identification of each such Permit, (iii) whether any restriction is contained in such Permit as to the assignment or transfer thereof, and (iv) the stated expiration date of the Permit. The Borrower represents and warrants that it has delivered a true, correct and complete copy of each Permit set forth on
Schedule 4.03 to the Bank, that no material default or breach by the Borrower or its Subsidiaries exists under any Permit, that each Permit set forth on
Schedule 4.03 is in full force and effect in all material respects, is issued to the Borrower or one of its Subsidiaries and is free and clear of any lien, security interest or charge of any kind, except Permitted Collateral Liens and restrictions generally imposed by the Governmental Authority which issued such Permit, and that such Permits collectively constitute all the necessary federal, state and local governmental authorizations required for operation of the Borrower's and its Subsidiaries' businesses. The Borrower and its Subsidiaries are not subject to any outstanding or, to the knowledge of the Borrower, threatened citation by any Governmental Authority, having jurisdiction with respect to the operation of their respective businesses.

         Section 4.04 Projections and Financial Statements. The Borrower has furnished to the Bank certain financial data and reports concerning the Borrower, including, without limitation, a pro forma balance sheet of the Borrower attached as
Schedule 4.04 (the "Pro Forma Balance Sheet"). This data is complete and correct in all material respects and fairly presents the financial condition of the Borrower as of the date thereof, and such data concerning the future financial performance of the Borrower, represents the Borrower's reasonable and good faith estimate of projected future operations of the Borrower as of the date of this Credit Agreement, based on the notes and assumptions stated therein (which the Borrower believes to be currently valid assumptions), and the Borrower does not presently anticipate any material deviations from such projections.

         Section 4.05 Financial Condition at Date of Credit Agreement. As of the Execution Date, the Borrower will not have any material amount of liabilities, contingent or otherwise, required to be reflected in accordance with GAAP, which are not reflected in the Pro Forma Balance Sheet, other than those liabilities arising in the ordinary course of business. As of the Execution Date, the Borrower will not have any outstanding or existing commitments for the purchase of land, buildings, equipment, materials, or supplies, or any contracts for services, except for those made in the ordinary course of business. Other than as set forth on Schedule 4.05, the Borrower is not a party to any bonus or profit-sharing plan.

         Section 4.06 No Adverse Changes. Since June 30, 1994, there has been no material adverse change in the condition, financial or otherwise, of the Borrower, and the business, operations, and properties of the Borrower have not been substantially and adversely affected in any way as a result of any fire, explosion, earthquake, accident, labor disturbance, requisition or taking of property by any governmental authority, flood, riot, or act of God.

         Section 4.07 Title to Properties; Patents, Trademarks, Etc. The Borrower has good and marketable title to all of its properties and assets, including, without limitation, the properties and assets reflected in the Pro Forma Balance Sheet (excepting, however, property and assets sold or otherwise disposed of in the ordinary course of business subsequent to said date). There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower other than Permitted Collateral Liens. The Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of its business as it is now conducted, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted.

         Section 4.08 Litigation. Except as set forth on Schedule 4.08 hereto, there are no outstanding judgments against, or actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its officers, at law or in equity or before or by any federal, state, local or other governmental department, commission, board, bureau, agency, or instrumentality, which involves the possibility of any judgment or liability not fully covered by insurance or which may result in any material, adverse change in its business, operations, properties, or assets or condition, financial or otherwise.

         Section 4.09 Compliance with Other Instruments. The Borrower is not in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in any evidence of Indebtedness for Borrowed Money or any lease or other instrument by which the Borrower has acquired a real property interest. Neither the execution and delivery of the Credit Agreement or the Loan Documents, nor the consummation of the transactions contemplated thereby, nor compliance with the terms and provisions thereof will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction of the parties (excluding the Bank) to the Credit Agreement, or the Loan Documents, or will conflict with any Permit, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower except in favor of the Bank.

         Section 4.10 Material Restrictions. The Borrower is not a party to any agreement or other instrument or party to any other document, including a restriction which materially adversely affects its business, properties, assets, operations, or conditions, financial or otherwise.

         Section 4.11 Correctness of Data Furnished. Except as otherwise specifically qualified elsewhere in this Credit Agreement or the Schedules or Exhibits thereto, the Credit Agreement and all Schedules and Exhibits thereto, taken as a whole, are true and correct in all material respects; and to the knowledge of the Borrower, the matters disclosed in the Credit Agreement and the Schedules and Exhibits thereto, taken as a whole, set forth all material facts which specifically affect the business, properties or condition, financial or otherwise, of the Borrower.

         Section 4.12  Employee Benefits.  The Borrower represents that:

         (i) Each Plan has been administered in compliance with the requirements of Title I of ERISA and, if it has been treated as tax-qualified under any provision of the Code, has been maintained in compliance with the Code.

         (ii) All required contributions of the Borrower to each Plan have been made in a timely manner, and no Plan has had an accumulated funding deficiency, whether or not waived.

         (iii) The assets of each Plan that is a defined benefit pension plan are sufficient to cover the present value of all liabilities of the plan on a standard termination basis, determined as of the end of the most recent plan year, except as disclosed on Schedule 4.12.

         (iv) No event has occurred and no proceeding has been initiated, or is anticipated by the Borrower to occur or to be initiated, that could subject any Plan or the Borrower to any penalty, excise tax, fiduciary liability, or any claim or liability for benefits that have not been funded or have been decreased, with respect to any Plan by the Internal Revenue Service, U.S. Department of Labor, or PBGC or any Plan participant or beneficiary, except as disclosed on Schedule 4.12.

         (v) No Borrower maintains or participates in any unfunded or self-funded Plan or has made other promises or commitments, whether or not contingent, to pay any nonwage employee benefits that have not been fully funded, except as disclosed on Schedule 4.12.

         (vi) No Borrower participates in any multiple or multi-employer Plan with respect to which it has any potential withdrawal liability, except as disclosed on Schedule 4.12.

The terms used in this Section 4.12 and Sections 6.09 and 7.09 have the meanings given to the terms by ERISA and the Code or otherwise by accepted industry usage.

         Section 4.13 Taxes. Except for Taxes the payment of which are being contested in good faith by appropriate proceedings for which reserves have been set aside in accordance with GAAP and are fully described on Schedule 4.13, the Borrower has (a) timely filed all returns required to be filed by it with respect to all Taxes, (b) paid all Taxes shown to have become due pursuant to such returns, and (c) paid all other Taxes for which a notice of assessment or demand for payment has been received. All tax returns have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the Borrower. The accruals for Taxes contained in the Pro Forma Balance Sheet are adequate under GAAP to cover all liabilities for Taxes for all periods ending on or before the date of such balance sheet and include adequate provision for all deferred Taxes (including deferred federal Taxes), and nothing has occurred subsequent to that date to make any of such accruals inadequate. All Taxes for periods beginning after the last date for which Tax returns were required to be filed through and including the Execution Date have been paid or are adequately reserved against on the books of the Borrower. The Borrower has timely filed all information returns or reports which are required to be filed and has accurately reported all information required to be included on such returns or reports. Except as set forth in Schedule 4.13, there are no proposed assessments of Taxes against the Borrower nor any proposed adjustments to any Tax return filed. The Borrower has never (i) filed any consent or agreement under Section 341(f) of the Code, (ii) executed a waiver or consent extending any statute of limitations for any Tax liability which remains outstanding, (iii) joined in or been required to join in filing a consolidated or combined Tax return, (iv) applied for a Tax ruling other than a determination letter with respect to a qualified employee benefit plan, (v) entered into a closing agreement with any taxing authority, or (vi) filed an election under 338(g) or Section 338(h)(10) of the Code or caused or permitted a deemed election under Section 338(e) thereof to occur.

         Section 4.14 Compliance with Laws. Except as described in Schedule 4.14, the Borrower and its Subsidiaries are in compliance in all material respects with all laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Borrower and its Subsidiaries or their respective properties, including, but not limited to, the Small Business Investment Act of 1958 and the Investment Company Act of 1940.

         Section 4.15  Environmental Matters.  Except as disclosed in Schedule
4.15 attached hereto, the Borrower is conducting its business in compliance with all applicable federal, state, and local Environmental laws including, but not limited to, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (hereinafter "Environmental Laws"), and, there is not pending or, to the best knowledge of the Borrower after diligent investigation, threatened civil or criminal litigation, notice of violation or lien, or administrative proceedings relating to Environmental Matters involving the Borrower. Except as disclosed in Schedule 4.15, there is no condition or situation, including, without limitation, any lien or encumbrance, with respect to Environmental Matters which, either individually or in the aggregate, has or is reasonably expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower. Except as disclosed in Schedule 4.15, the Borrower has obtained from every federal, state, and local Governmental Authority, all approvals, consents, licenses, permits, and orders pertaining to Environmental Matters and necessary to carry on its business as currently conducted. The Borrower has not transported Hazardous Substances or arranged for the transportation, disposal or treatment of such Hazardous Substances to any location which is the subject of federal, state, or local enforcement actions or other investigations which may lead to material claims against the Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims. The Borrower has not treated, stored, recycled or disposed of any Hazardous Substances on any property now or previously owned or leased by the Borrower which under current interpretation of current federal, state, and local law could reasonably be expected to result in loss or liability to the Borrower.

         Section 4.16 Leases. The Borrower enjoys peaceful and undisturbed possession under all material leases and other agreements and documents to which it is a party as lessee or holder of any other real property interest or under which it is operating.

         Section 4.17 Regulation U, etc. None of the proceeds of any of the Loans will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness or other liability which was originally incurred to purchase or carry, any margin stock within the meaning of Reg U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "Margin Stock") or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which might cause this Credit Agreement to violate Regulation G, Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Upon request, the Borrower will promptly furnish the Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

         Section 4.18 Holding Company Act. The Borrower is not a "Holding Company" or a "Subsidiary Company" of a "Holding Company", or an "Affiliate" of a "Holding Company" or of a "Subsidiary Company" of a "Holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         Section 4.19 Securities Act, etc. Neither the registration of any security under the Securities Act of 1933, as amended, or any other federal, state, or local securities laws, nor the qualification of the Loan Documents under the Trust Indenture Act of 1939, as amended, is required in connection with the Loans or the issuance and delivery of the Notes pursuant hereto.

         Section 4.20 Name Changes. The Borrower has not, within the six-year period immediately preceding the date of this Credit Agreement, except as disclosed in Schedule 4.20 hereto, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

         Section 4.21 Solvency. The Borrower is solvent and has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         Section 4.22 No Default. No Possible Default or Event of Default has occurred and is continuing.

         Section 4.23 Principal Place of Business. The principal place of business and chief executive office of the Borrower is set forth on Schedule
4.23. The books and records of the Borrower are housed at the locations listed on Schedule 4.23A.

         Section 4.24 Brokers, etc. The Borrower has not caused the Bank to be under any obligation to pay any broker's fees, finder's fee or commission in connection with the Loans or the transactions contemplated by the Credit Agreement.

         Section 4.25 Employee Controversies. There are no controversies pending or, to the best of the Borrower's knowledge, threatened or anticipated, between the Borrower and any of its respective employees.


                                   ARTICLE V

                            CONDITIONS TO BORROWING

                                     Part I

         Conditions Precedent Agreement. The obligation of the Bank to extend credit hereunder (including making the Revolving Loan, any Term Loans, and any Advances) shall be subject to the satisfaction of the following conditions prior to or concurrently with the effectiveness of this Credit Agreement, the making of the Revolving Loan, the Conversion of the Revolving Loan or any portion thereof to a Term Loan or Term Loans and any Advances hereunder:

         Section 5.01 Representations and Warranties. The representations and warranties contained in Article IV shall be true in all material respects on and as of the time of the making of the Revolving Loan and any Effective Date with the same effect as if made on and as of such date.

         Section 5.02 No Defaults. There shall exist no condition or event constituting an Event of Default or Possible Default.

         Section 5.03 Performance. The Borrower shall have performed and complied with all material agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Making of the Revolving Loan or any Effective Date.

         Section 5.04 Insurance Report. The Borrower shall have delivered to the Bank the insurance report required by Section 6.05.

         Section 5.05 Notes, Collateral Lists and Collateral Security Documents. The Bank shall have received the Notes, the Collateral Lists and all of the Collateral Security Documents as required by Article III hereof and accompanied by all documents and instruments required thereunder, duly executed and delivered by the parties thereto.

         Section 5.06 Disbursement Instructions. The Bank shall have received disbursement instructions and supporting documentation from the Borrower evidencing that the first Advance is being applied in accordance with Section 2.06.

         Section 5.07 Opinion of Counsel for the Borrower. The Bank shall have received the favorable opinion of counsel for the Borrower in form and substance satisfactory to the Bank, substantially to the same effect as the Borrower's representations and warranties set forth in Sections 4.01, 4.02, 4.03, 4.08 (to their knowledge), 4.09, 4.10, 4.14, 4.18 and 4.19. Such opinions shall include a favorable opinion as to the validity and enforceability of the security interests and the liens of the Bank pursuant to the Collateral Security Documents, and such other matters relative to the transactions contemplated by this Credit Agreement as the Bank and its counsel may reasonably request.

         Section 5.08 Corporate Proceedings. The Borrower shall have delivered to the Bank, all dated as of the Execution Date (or as of a date recent to the Execution Date) for itself and for each of its Subsidiaries:

                          (i) copies of its certificate of incorporation, certified by an authorized public officer of the respective jurisdiction under which it is incorporated;

                          (ii) a certificate of good standing from the jurisdiction under which it is incorporated, together with certificates of good standing or authority to transact business or similar certificates from each other state referred to in Section 4.01 where they have places of business or maintain records, in all cases from the Secretary of State or comparable officer of such jurisdiction;

                          (iii)  a copy of its by-laws certified by its
         secretary;

                          (iv) with respect to the Borrower, resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents (including, without limitation, this Credit Agreement, and the Notes issued pursuant hereto), and the consummation of the transactions contemplated thereby, certified by its secretary or other authorized Person and, with respect to the Subsidiaries, resolutions authorizing the consummation of the transactions contemplated by the Pledge Agreements, certified by their respective Secretaries or other authorized Person; and

                          (v) an incumbency certificate certifying the names of its officers and their signatures, certified by its secretary.

         Section 5.09 Payment of Fees; Expenses. The Borrower shall have paid, or reimbursed the Bank for all fees and expenses of the Bank incurred in connection with the extension of credit hereunder, including, but not limited to the fees and expenses of the Bank's legal counsel.

         Section 5.10 Schedules. The Bank shall have received and approved (in its sole discretion) each of the Schedules attached hereto.

         Section 5.11 Borrower's Certificate. The Bank shall have received a Borrower's Certificate as of the Closing Date in the form attached hereto as Exhibit "D" and made a part hereof (the "Borrower's Certificate").

         Section 5.12 Insurance. On or before the Execution Date, the Borrower shall furnish to the Bank copies of all fidelity bonds obtained by the Borrower, together with evidence that the Borrower has adequate insurance from financially sound and reputable insurers, covering all properties and risks usually insured by business entities engaged in the same or similar activities and business as the Borrower.

         Section 5.13 Landlord's Waiver. The Bank shall have received a satisfactory landlord's waiver from each real estate lessor of premises to the Borrower, in form and content satisfactory to the Bank.

         Section 5.14 Other Documents. The Bank shall have received such other certificates, opinions, agreements and documents as it shall reasonably request and the Bank, in its sole discretion, shall be satisfied with the condition, financial and otherwise, of the Borrower.

                                    Part II

         Conditions Precedent to Subsequent Advances or Conversions. The obligation of the Bank to make Advances or Convert the Revolving Loan or any portion thereof to a Term Loan shall be subject to the satisfaction of the following conditions prior to or concurrently with each such Advance or
Conversion:

         Section 5.15 No Defaults. There shall exist no condition or event constituting an Event of Default or Possible Default.

         Section 5.16 Performance. The Borrower shall have performed and complied with all material agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Advance or Conversion.

         Section 5.17 Representations and Warranties. The representations and warranties contained in Article IV shall be true in all material respects on and as of the time of the Advance or Conversion, with the same effect as if made on and as of such date, after giving effect to such updated information, reflecting transactions not prohibited by the terms of this Credit Agreement, as is necessary to make such representations and warranties true in all material respects as of such date.

         Section 5.18 Borrower's Certificate. The Borrower shall have delivered a duly completed Borrower's Certificate as of the date of each such Advance and as of the date of each such Conversion.

                                   ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWER

         Until all principal of and interest on the Loans and the Notes and all other obligations, liabilities and indebtedness of the Borrower to the Bank under this Credit Agreement have been paid in full:

         Section 6.01 Payment of Amounts Due. The Borrower will make all payments of the principal of and interest on the Loans and the Notes promptly as the same become due under this Credit Agreement and/or the Notes.

         Section 6.02 Existence, Business, etc. The Borrower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights and will conduct its business in a prudent manner. The Borrower will comply and cause its Subsidiaries to comply in all material respects with all federal, state, and local laws and regulations material to their businesses now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction. In connection with and without limiting the generality of the foregoing, the Borrower will maintain and preserve and cause its Subsidiaries to maintain and preserve its Permits (including, without limitation, those listed on Schedule 4.03 hereto) granted by the Governmental Authorities and other governmental authorities necessary to operate their businesses in full force and effect and will take all action which may be required to comply with all such laws and regulations now in effect or hereafter promulgated by any federal, state, and local governmental authority having jurisdiction over their businesses. The Borrower for itself and for its Subsidiaries will obtain, renew and extend their Permits and will give prompt written notice to the Bank of (i) any citation or order relating thereto or any claim or notice of any default thereunder, (ii) any lapse or other termination thereof, or (iii) any refusal of any Person to grant or extend any of them.

         Section 6.03 Maintenance of Properties. The Borrower will at all times maintain, preserve, protect, and keep its properties used in the conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

         Section 6.04 Payment of Taxes, etc. The Borrower will pay and discharge all lawful Taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its books such reserves with respect thereto as are required by GAAP. The Borrower will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

         Section 6.05 Insurance. The Borrower will keep adequately insured, by financially sound and reputable insurers, all properties of a character usually insured by business entities engaged in the same or similar activities and business against loss or damage resulting from fire or other risks insured against by extended coverage and maintain in full force and effect public liability insurance against claims for personal injury, death, or property damage occurring upon, in, or about any properties occupied or controlled by it, or through the operation of any motor vehicles or aircraft by any of their agents or employees, or arising in any manner out of the business carried on by it, all in such amounts as the Bank may from time to time reasonably request. In addition, the Borrower shall maintain adequate errors and omissions insurance and business interruption insurance. The Bank will be named lender or mortgagee loss payee, as applicable, and an additional insured on all such insurance policies. The Borrower will deliver to the Bank on or before the Execution Date and at such other times as material changes may be effected in the insurance coverage of the Borrower, certificates of the Authorized Fiscal Officer of the Borrower containing a statement of the policies of insurance covering the risks described herein in effect on the date of such certificate and a statement that such policies comply with the provisions of this subsection and accompanied by the endorsements naming the Bank as lender or mortgagee loss payee, as applicable, and additional insured. To the extent, if any, that the provisions of this subsection are inconsistent with any provision of any of the Collateral Security Documents relating to insurance, the provisions of such Collateral Security Document, as the case may be, shall govern.

         Section 6.06 Accounts and Reports of the Borrower. The Borrower will maintain a standard system of accounting in accordance with GAAP and furnish to the Bank the following reports prepared on an accrual basis:

                          (i) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a complete audited consolidated and consolidating annual financial statement together with all notes thereto, prepared in reasonable detail and certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Bank, (the "Accountant") and certified by an Authorized Fiscal Officer of the Borrower, which reports shall contain (w) balance sheets, (x) statements of income and expense, (y) statements of cash flow, and (z) reconciliations of net worth. The Accountant shall deliver to the Bank a statement that the examination made in preparing and certifying such report has not disclosed the existence of any condition or event which constitutes an Event of Default or Possible Default or both, or if such a condition or event exists, specifying the nature thereof; and such other and further information as the Bank may reasonably require;

                          (ii) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter an unaudited consolidated and consolidating financial statement for the immediately preceding fiscal quarter of the Borrower certified by an Authorized Fiscal Officer of Borrower, which report shall contain (x) balance sheets as of the end of such fiscal quarter (y) income and expense statements for such fiscal quarter, including a year to date income and expense statement and a comparison to the budget, all prepared in accordance with GAAP, and (z) a statement that the examination made in preparing and certifying such report has not disclosed the existence of any condition or event which constitutes an Event of Default or Possible Default, or both, or, if such a condition or event exists, specifying the nature thereof;

                          (iii) Immediately after the occurrence of any condition or event which constitutes an Event of Default or Possible Default, notice of such condition or event and the action which the Borrower proposes to take with respect thereto;

                          (iv) Upon the request of the Bank, copies of all financial statements, audits, and reports which the Borrower and its Subsidiaries may have made of or concerning their accounts, books, or records, or which they have provided to any third party, including, but not limited to, (y) all Securities and Exchange Commission reporting documents when the same are released to the public, including, but not limited to, all annual 10-K's and quarterly 10-Q's, and (z) the results of all audits or other examinations conducted by the Securities and Exchange Commission, the Small Business Administration or the Internal Revenue Service;

                          (v) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower as and for the prior fiscal quarter (A) a detailed Portfolio Valuation Report for all Investments, (B) a Past Due Report for all Investments, and (C) a certificate of an Authorized Fiscal Officer of the Borrower stating that as of such date no Possible Default or Event of Default exists, or if such a condition or event exists, specifying the nature thereof. The Bank shall have the right to confirm and verify all of the information in the aforesaid reports by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this clause are to be in form satisfactory to the Bank and executed by the Borrower and delivered to the Bank from time to time solely for the Bank's convenience in maintaining records with regard to the Loans, and the Borrower's failure to deliver any of such items to the Bank shall not affect, terminate, modify or otherwise limit the Bank's Lien on or security interest granted pursuant to Article III and the Collateral Security Documents;

                          (vi) Promptly after filing, a copy of each annual report (and related schedules) filed by the Borrower with any governmental authority or agency in respect of any employee pension benefit plan subject to ERISA;

                          (vii) As soon as available, and in any event within sixty (60) days after the end of each December and June during the term of the Loans, copies of the Borrower's semi-annual Credit Review Report on each Investment in Borrower's portfolio;

                          (viii) As soon as available and in any event prior to the end of each calendar year for the following calendar year, a detailed annual budget, including projected principal payments due to Borrower on existing Investments in Borrower's portfolio and projections of anticipated growth in Investments during the upcoming calendar year;

                          (ix) Promptly upon request, such other information respecting the business, properties or the condition or operations (financial or otherwise) of the Borrower and its Subsidiaries as the Bank may from time to time reasonably request (all such information to be in such form and detail as the Bank shall reasonably request).

         Section 6.07 Information and Inspection. The Borrower will furnish to the Bank, from time to time, upon the request by the Bank, full information pertinent to any covenant, provision, or condition of this Credit Agreement or of any other Loan Document or to any matter in connection with its activities and business, and at all reasonable times and as often as the Bank may reasonably request, permit any authorized representative designated by the Bank to visit and inspect (which visits and inspections shall be at the Borrower's sole expense) during normal business hours any of its properties, including its books (and to take extracts therefrom) and to discuss its affairs, finances, and accounts with its officers and employees.

         Section 6.08 Notice of Litigation. The Borrower will promptly notify the Bank in writing of any litigation, legal proceeding or threat of legal proceeding: (i) with any Person, including, without limitation, the Governmental Authorities and any member of the staff or any representative of any such Person, which involves the threat of termination of any agreements or contracts which are material to the operations of the Borrower or its Subsidiaries; or (ii) involving amounts in excess of $1,000,000.00 affecting the Borrower or its Subsidiaries, whether or not fully covered by insurance, and regardless of the subject thereof (excluding, however, any actions relating to worker's compensation claims, if fully covered by insurance).

         Section 6.09  Employee Benefits.   The Borrower shall (a) assure that
each Plan continues to comply with the requirements of Title I of ERISA, and where tax-qualified, continues to comply with the requirements of the Code, (b) make all required contributions to each Plan in a timely manner, and (c) promptly inform the Bank of any material change in the representations of paragraphs (iii) and (iv) of Section 4.12.

         Section 6.10 Unconsolidated Ratio of Total Liabilities to Tangible Net Worth. For each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 1995, the Borrower will maintain, on an unconsolidated basis determined in accordance with GAAP consistently applied, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.0 to 1.0, as determined at the end of each fiscal quarter based on the quarterly financial statements of the Borrower described in Section 6.06(ii).

         Section 6.11 Consolidated Ratio of Total Liabilities to Tangible Net Worth. For each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 1995, the Borrower will maintain, on a consolidated basis determined in accordance with GAAP consistently applied, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.0 to 1.0, as determined at the end of each fiscal quarter based on the quarterly statements of the Borrower described in Section 6.06(ii).

         Section 6.12 Unconsolidated Ratio of Performing Investments to Total Debt. For each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 1995, the Borrower will maintain, on an unconsolidated basis determined in accordance with GAAP consistently applied, a ratio of Performing Investments to Total Debt of at least 2.0 to 1.0, as determined at the end of each fiscal quarter based on the quarterly statements of the Borrower described in Section 6.06(ii).

         Section 6.13 Unconsolidated Interest Coverage Ratio. For each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1995, the Borrower will maintain on an unconsolidated basis determined in accordance with GAAP consistently applied, a ratio of the line item in the Borrower's annual financial statement for Net Investment and Other Income Before Net Realized Gain and Net Unrealized Appreciation (Depreciation) on Investments to interest expense of 1.5 to 1.0, as determined at the end of each fiscal year based on the annual audited statements of the Borrower described in Section 6.06(i).

         Section 6.14 Consolidated Interest Coverage Ratio. For each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1995, the Borrower will maintain on a consolidated basis determined in accordance with GAAP consistently applied, a ratio of the line item in the Borrower's annual financial statement for Net Investment and Other Income Before Net Realized Gain and Net Unrealized Appreciation (Depreciation) on Investments to interest expense of 1.5 to 1.0, as determined at the end of each fiscal year based on the annual audited statements of the Borrower described in Section 6.06(i).

         Section 6.15 Deposit Accounts. In consideration for the Bank extending credit to the Borrower pursuant to this Credit Agreement at the interest rates, and subject to the costs and expenses provided for herein, the Borrower agrees that from the Execution Date and thereafter so long as the

Notes remain unpaid, Borrower shall maintain with Bank all of Borrower's primary deposit accounts.

         Section 6.16 Post-Closing Items. The Borrower will promptly perform and complete to the satisfaction of the Bank each of the matters, if any, set forth on Schedule 6.14 attached hereto (the "Listed Matters") on or before the date set forth on Schedule 6.14 for the performance and completion thereof (the "Satisfaction Date").

         Section 6.17 Further Assurances. The Borrower agrees to execute and deliver to the Bank any agreements, documents and instruments, including, without limitation, additional promissory notes as replacements or substitutions as may be required by the Bank, and to take such other actions as reasonably requested by the Bank to effect the transactions contemplated hereby.

         Section 6.18 On-Site Inspection. The Borrower shall cooperate with representatives of the Bank in the Bank's on-site annual review (or more frequent on-site reviews as determined necessary by the Bank) of the Borrower's Investments and procedures with respect thereto.

         Section 6.19 Compliance with Law. The Borrower shall comply and cause its Subsidiaries to comply in all material respects with all laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Borrower and its Subsidiaries, including, but not limited to, the Small Business Investment Act of 1958 and the Investment Company Act of 1940.


                                  ARTICLE VII

                       NEGATIVE COVENANTS OF THE BORROWER

         Until all principal of and interest on the Loans and the Notes and all other obligations, liabilities, and indebtedness of the Borrower to the Bank under this Credit Agreement have been paid in full, the Borrower will not, without the prior written consent of the Bank (which consent will not be unreasonably withheld):

         Section 7.01 Limitation on Liens. Create, incur, assume, or suffer to be created, or incurred, or assumed, or to exist, or cause or permit any Subsidiary to create, incur, assume, or suffer to be created, or incurred, or assumed, or to exist, any Lien of any kind on any of their respective properties or assets, including, but not limited to, the cash, accounts receivable, negotiable instruments, marketable securities, inventory, furniture, fixtures and equipment, Debt Instruments and Equity Interests of the Borrower and its Subsidiaries, or own or acquire, or agree to acquire any property of any character subject to or upon any mortgage, conditional sale agreement, or other title retention agreement; provided, however, that the foregoing restrictions shall not prohibit:

                          (i)  Liens in favor of the Bank;

                          (ii) Liens for taxes, assessments, governmental charges, levies, or similar claims, if payment thereof shall not yet be due or if the obligation to pay is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Borrower or its Subsidiaries, as applicable, but in any event only so long as the sale of property subject to such lien is not imminent by reason of non-payment;

                          (iii) Liens of carriers, warehousemen, mechanics, laborers, landlords, and materialmen, in each case, incurred in the ordinary course of business for sums not yet due or if the obligation to pay is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Borrower or its Subsidiaries, as applicable, but in any event only so long as the sale of property subject to such lien is not imminent by reason of non-payment;

                          (iv) Liens in the ordinary course of business in connection with worker's compensation or unemployment insurance or social security;

                          (v) Liens securing the indebtedness of Allied Investment Corporation II and Allied Financial Corporation II permitted by Section 7.02(iv) and (v);

                          (vi) Liens in the form of repurchase agreement obligations in a dollar amount not to exceed $1,800,000.00 securing the indebtedness of the Borrower permitted by Section 7.02(vii); and

                          (vii) Liens subordinate to the Bank's Liens securing current Indebtedness incurred in the ordinary course of business (excluding Indebtedness for Borrowed Money or represented by bonds, notes or other securities) in an aggregate amount not to exceed $250,000.00 at any time.

         Section 7.02 Limitation of Indebtedness. The Borrower will not create, incur, assume, become or be liable in any manner in respect of, any Indebtedness, or cause or permit the Subsidiaries of the Borrower to create, incur, assume, become or be liable in any manner in respect of, any Indebtedness, except:

                          (i)   Indebtedness in respect of the Loans;

                          (ii) unsecured current Indebtedness and deferred liabilities incurred in the ordinary course of business (excluding Indebtedness for Borrowed Money or represented by bonds, notes, or other securities);

                          (iii) unsecured Indebtedness in respect of performance bonds, accrued salaries, wages and other compensation, in each case, to the extent incurred in the ordinary course of business;

                          (iv) secured Indebtedness for Borrowed Money of Allied Investment Corporation II to the Small Business Administration, if and only to the extent that the ratio of Total Liabilities to Tangible Net Worth of Allied Investment Corporation II does not exceed
         1.0 to 1.0, as determined by the Bank on the basis of the quarterly financial statements described in Section 6.06(ii);

                          (v) secured Indebtedness for Borrowed Money of Allied Financial Corporation II to the Small Business Administration, if and only to the extent that the ratio of Total Liabilities to Tangible Net Worth of Allied Financial Corporation II does not exceed
         1.0 to 1.0, as determined by the Bank on the basis of the quarterly financial statements described in Section 6.06(ii);

                          (vi)  Indebtedness for taxes, assessments,
         governmental charges, liens, or similar claims to the extent that payment thereof shall not yet be due or if the obligation to pay is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Borrower or its Subsidiaries, but in any event only so long as the sale of property subject to such Lien is not imminent by reason of non-payment;

                          (vii) secured Indebtedness in respect of letters of credit issued for the account of the Borrower in the aggregate amount not to exceed $1,800,000.00; and

                          (viii) secured Current Indebtedness incurred in the ordinary course of business (excluding Indebtedness for Borrowed Money or represented by bonds, notes, or other securities) in an aggregate amount, together with the amount described in subsection 7.03(iv), not to exceed $250,000.00 at any time.

         Section 7.03 Guarantees. Guarantee, or otherwise become surety in respect of the obligations of, or lend its credit to, any other Person, or enter into any working capital maintenance or similar agreement, or cause or permit any of its Subsidiaries to guarantee, or otherwise become surety in respect of the obligations of, or lend its credit to any person or enter into any working capital maintenance or similar agreement, except that the Borrower and its Subsidiaries may endorse negotiable instruments for deposit or collection in the ordinary course of its business and except for the Guarantees of:

                          (i) unsecured current Indebtedness and deferred liabilities incurred in the ordinary course of business (excluding Indebtedness for Borrowed Money or represented by bonds, notes, or other securities);

                          (ii) unsecured Indebtedness in respect of performance bonds, accrued salaries, wages and other compensation, in each case, to the extent incurred in the ordinary course of business;

                          (iii)  Indebtedness for taxes, assessments,
         governmental charges, liens, or similar claims to the extent that payment thereof shall not yet be due or if the obligation to pay is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Borrower or its Subsidiaries, but in any event only so long as the sale of property subject to such Lien is not imminent by reason of non-payment; and

                          (iv) secured Current Indebtedness incurred in the ordinary course of business (excluding Indebtedness for Borrower Money or represented by bonds, notes, or other securities) in an aggregate amount, together with the amount described in subsection 7.02(viii), not to exceed $250,000.00 at any time.

         Section 7.04 Management; Investment Advisory Agreement. Make or permit any change in the senior management of the Borrower in effect on the date of this Credit Agreement nor make or permit any change in the Investment Advisory Agreement.

         Section 7.05 Assignment or Sale of Accounts or Notes Receivable. Assign, sell, discount, or otherwise dispose of any accounts or notes receivable or trade acceptances, or compromise, adjust, reduce, extend the terms of, grant additional discounts, allowances, credits or accept returns in respect of any account receivable or cause or permit any

Subsidiaries of the Borrower to assign, sell, discount, or otherwise dispose of any accounts or notes receivable or trade acceptances, or compromise, adjust, reduce, extend the terms of, grant additional discounts, allowances, credits or accept returns in respect of any account receivable; provided however, that such restrictions shall not be applicable as long as no Possible Default or Event of Default has occurred or exists, and such actions shall only be taken in the ordinary course of business and only to the extent that the Bank is granted a Lien on any proceeds thereof or therefrom.

         Section 7.06 Liquidation, Merger, or Consolidation. Dissolve or liquidate, or consolidate with or merge with or into any Person or otherwise effect any business combination with any Person without the Bank's prior written consent.

         Section 7.07 Amendment of Certificate of Incorporation and/or By-Laws. Amend, modify, or supplement the Borrower's certificate of incorporation and/or its by-laws in any material respect.

         Section 7.08 Disposition of Assets. Sell, lease or otherwise dispose of any part of Borrower's assets to any Person, including, but not limited to Subsidiaries, or permit any Subsidiary of the Borrower to sell, lease or otherwise dispose of any part of the Subsidiaries' assets to any Person, except, so long as no Possible Default or Event of Default has occurred or exists, sales in the ordinary course of business, provided the Bank is granted a Lien on proceeds thereof or therefrom.

         Section 7.09 Employee Benefits. The Borrower shall not (a) adopt any new Plan or create any new benefits under any existing Plan, including any new benefit, benefit increase, or extension of benefit coverage, or make any new promises or commitments to pay any nonwage employee benefits, whether or not such benefits are funded, self-funded, or unfunded, (b) terminate any Plan for which benefits are guaranteed by the PBGC, whether a standard or distress termination, or (c) withdraw from any Plan for which any Borrower has a liability, even if the Borrower intends to pay such liability, without 60 days advance notice to and approval from the Bank.

         Section 7.10 Regulation U. Apply any part of the proceeds of the Loans to (a) the purchasing or carrying of any "margin stock" within the meaning of Regulations G, T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

         Section 7.11  Environmental Compliance.

                          (a) Treat, store for more than ninety (90) days (or such longer periods as are lawful for smaller quantity generators), recycle or dispose of Hazardous Substances on any property owned or leased by the Borrower, except in compliance with applicable laws, regulations, or permits; or dispose of or release reportable quantities of Hazardous Substances on any property owned or leased by the Borrower;

                          (b) Purchase or lease any property where, to the best knowledge of the Borrower, after all appropriate inquiry consistent with good commercial or customary practice, Hazardous Substances have been disposed or released; or

                          (c) Fail to comply in full with all clean-up or remediation required under any Environmental law or order of any governmental authority concerning property owned or leased by the Borrower, except to the extent that compliance is being contested in good faith by appropriate proceedings and reserves are established or other appropriate provisions made therefor in accordance with GAAP.

         Section 7.12 Transaction with Affiliates. Except for (i) the fee payable to Allied Capital Advisors, Inc. under and pursuant to the Investment Advisory Agreement, (ii) loans or advances to Subsidiaries of the Borrower, and
(iii) loans or advances to officers of the Borrower for the sole purpose of exercising vested stock options in the Borrower, the Borrower shall not, directly or indirectly, pay (excluding in all cases salary, bonuses and other similar compensation payable in the ordinary course of business as customary and reasonable compensation to any Affiliate who is a full-time employee of the Borrower) any funds to or for the account of, make any Investment in, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate except on terms that are no less favorable to the Borrower than those terms which might be obtained at the time from unrelated third parties or otherwise on terms consistent with the past practices of the Borrower and its Affiliates relating to the allocation of the amount of investments made by the Borrower and its Affiliates, provided that the return on such investments is shared in a manner which is consistent with any such allocation.

                                  ARTICLE VIII

                                    WAIVERS

         Any of the acts which the Borrower is required or prohibited from doing by any of the provisions of this Credit Agreement may, notwithstanding such provisions, be omitted or done, as the case may be, only if the Bank by an instrument in writing, has given its prior consent thereto.

                                   ARTICLE IX

                                    DEFAULTS

         Each of the following events shall be termed "Events of Default":

         Section 9.01 Principal Default. Default shall be made in the payment of any principal of any of the Notes or any of the Loans when and as the same shall become due and payable, whether at maturity or otherwise and such default shall continue uncorrected for a period of five (5) days; or

         Section 9.02 Interest Default. Default shall be made in the payment of any interest on or with respect to any of the Notes or any of the Loans when the same shall become due and payable and such default shall continue uncorrected for a period of five (5) days; or

         Section 9.03 Other Payment Defaults. Default shall be made in the payment of any other amount when and as the same shall become due and payable under the terms of this Credit Agreement or any of the Loan Documents in an aggregate amount of $1,000.00 or more and such default shall continue uncorrected for a period of five (5) days after written notice of such default from the Bank to the Borrower; or

         Section 9.04 Other Provision Default. Default shall be made in the due observance or performance of any other covenant, agreement, or provision of this Credit Agreement to be performed or observed by the Borrower or its Subsidiaries and such default shall continue uncorrected for a period of fifteen (15) days after written notice of such default from the Bank to the Borrower; or

         Section 9.05 Representation and Warranty. Any material representation or warranty made by the Borrower under this Credit Agreement or in any certificate, report, instrument, financial statement or other document furnished pursuant to this Credit Agreement shall prove to have been false or incorrect in any material respect as of the date on which made; or

         Section 9.06 Collateral Security Document or Other Loan Document Default. Default shall be made in the due observance or performance of any covenant, agreement, or provision of any Collateral Security Document or other Loan Document (other than as provided elsewhere in this Article IX) to be performed or observed by the Borrower and such default shall continue uncorrected for a period of fifteen (15) days after written notice of such default from the Bank to the Borrower; or

         Section 9.07 Collateral Security Document Representation and Warranty. Any representation or warranty made by the Borrower under any Collateral Security Document, or in any certificate, report, instrument, financial statement or other document furnished pursuant to any of the foregoing shall prove to have been false or incorrect in any material respect as of the date on which made; or

         Section 9.08 Financial Difficulties. Any of the following events evidencing the financial difficulties of the Borrower or its Subsidiaries shall occur:

                          (i) any admission in writing of inability to pay debts as they become due or the failure to pay debts generally as such debts become due; or

                          (ii) the entry of an order for relief in the name of the Borrower or a Subsidiary of the Borrower under Title 11 of the United States Code or similar provisions of foreign law; or

                          (iii) the Borrower or a Subsidiary of the Borrower shall make an assignment for the benefit of creditors; or

                          (iv) the Borrower or a Subsidiary of the Borrower shall consent to the appointment of a trustee or receiver for all or a major part of its property; or

                          (v) the commencement of a case by the Borrower or a Subsidiary of the Borrower under Title 11 of the United States Code or similar provisions of foreign law; or

                          (vi) the commencement of a case under Title 11 of the United States Code or similar provisions of foreign law against the Borrower or a Subsidiary of the Borrower, which case shall not be dismissed within sixty (60) days from the date of commencement; or

                          (vii) the entry of a court order appointing a receiver or a trustee for all or a major part of the Borrower's property or the property of a Subsidiary of the Borrower without consent, which order shall not be vacated, denied, set aside, or stayed within sixty (60) calendar days from the date of entry.

         Section 9.09 Permit and Real Estate Default. Default by the Borrower or its Subsidiaries shall occur in any material respect in (i) any Permit (including, without limitation, those listed on Schedule 4.03) necessary for the operation of the business of the Borrower or its Subsidiaries; (ii) any material deed, lease, easement, license, permit or other document with respect to the Borrower's ownership, leasing or use of real estate or (iii) with regard to any of the items set forth in the foregoing clauses (i) and (ii), the terms thereof shall have expired without the Borrower or its Subsidiaries obtaining a renewal thereof or a new term of years such that the Borrower's or Subsidiary's rights thereunder are, or may be, terminated, and in any such event, such default shall continue uncorrected for a period of thirty (30) days after written notice of such default from the Bank to the Borrower.

         Section 9.10 Cross-Default. (a) Default shall be made by the Borrower or its Subsidiaries in the payment when due of Indebtedness (whether principal, interest or premium) now or hereafter owing by it (other than to the Bank under this Credit Agreement and other than accounts payable to trade creditors for amounts incurred in the ordinary course of business and not evidenced by promissory notes, bonds or similar instruments) or (b) default shall be made by the Borrower or its Subsidiaries in the performance of any covenant or other obligation contained in any agreement, indenture, lease or other instrument or document relating to, evidencing, or securing such Indebtedness if the effect of the default is to permit the holder of such Indebtedness (without the giving of notice or the lapse of time or both) to accelerate the maturity thereof, and if any such default occurs with respect to Indebtedness other than the Indebtedness described in Sections 7.02(iv) and
(v), the amount in question is $250,000.00 or more.

         Section 9.11 Judgments. Entry of a final judgment (a final judgment being one for which all available appeals have been exhausted or the time for taking such appeal has lapsed) against the Borrower or its Subsidiaries in the amount or $250,000.00 or more and the same is not discharged or satisfied within thirty (30) consecutive days from the date of entry.

         Section 9.12 Restraint on Business. Any court or administrative or regulatory agency shall have issued an injunction or order that materially restricts or enjoins the Borrower or its Subsidiaries from conducting any material part of its business as now conducted.


                                   ARTICLE X

                                    REMEDIES

         Section 10.01 Acceleration. Upon (i) the occurrence of any Event of Default described in Article IX, excluding Section 9.10, the Bank may, at any time (unless all Events of Default shall theretofore have been remedied or waived in accordance with the terms of this Credit Agreement), terminate the Revolving Loan Commitment and the right of the Borrower to obtain Advances in respect of the Revolving Loan or Convert the Revolving Loan or any part thereof to a Term Loan, and/or declare the unpaid principal amount of any or all of the Loans and/or Notes, all interest accrued thereon and all other amounts owing by the Borrower to the Bank to be immediately due and payable, and (ii) upon the occurrence of any Event of Default under Section 9.10, without further action by the Bank, the right of the Borrower to obtain Advances in respect of the Revolving Loan and the Revolving Loan Commitment or to Convert the Revolving Loan or any part thereof to a Term Loan shall be immediately terminated and the unpaid principal of the Loans and/or Notes and interest accrued thereon and all other amounts owing by the Borrower to the Bank shall be immediately due and payable and, in either case, such principal, interest and other amounts shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of any kind, all of which are hereby expressly waived by the Borrower.

         Section 10.02 Recovery of Amounts. In case any one or more Events of Default shall occur, the Bank shall be entitled to recover judgment against the Borrower for the amount due either before, or after, or during the pendency of any proceedings for the enforcement of any security therefor, and, in the event of realization of any funds from any security and application thereof to the partial payment of the amounts due, the Bank shall be entitled to enforce payment of and recover judgment for all amounts then remaining due and unpaid. In case any one or more Events of Default shall happen the Bank may proceed to protect and enforce its rights by suit in equity, action at law, and/or by any other appropriate proceeding, including, without limitation, for the specific performance of any covenant or agreement or in aid of the exercise of any power granted to the Bank, or may proceed to enforce payment of the Notes or to enforce any other legal or equitable right.

         Section 10.03 Remedies Cumulative. The Bank may pursue the rights or remedies of the holders of the Notes under this Credit Agreement, independently or concurrently. All rights, remedies, or powers herein conferred upon the Bank shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any other rights, remedies, or powers available to the Bank. Without limiting the foregoing, the rights and remedies of the Bank under this Credit Agreement, the Notes, and the other Loan Documents, are cumulative, may be exercised simultaneously or in such order and at such times as the Bank may elect and are in addition to its rights and remedies at law or equity. No delay or omission of the Bank to exercise any right, remedy, or power shall impair the same or be construed to be a waiver of any Event of Default or an acquiescence therein. No waiver of any Event of Default shall extend to or affect any subsequent Event of Default or shall impair any rights, remedies, or powers available to the Bank. No single or partial exercise of any right, remedy, or power shall preclude other or further exercise thereof by the Bank.

         Section 10.04 Cost of Collection. The Borrower agrees that if default shall be made in the payment of the principal of or interest on any of the Notes, when the same shall become due and payable, they will pay to the Bank such additional amount as shall be sufficient to cover the cost and expenses of collection, including reasonable attorneys' fees, and any expenses or liabilities incurred by the Bank in the collection thereof.

         Section 10.05 No Advances; Conversions, etc. The Bank shall not be required to make any Advances under this Credit Agreement or Convert all or any part of the Revolving Loan to a Term Loan if a Possible Default or an Event of Default has occurred and is continuing.


                                   ARTICLE XI

                    MANAGEMENT AND COLLECTION OF COLLATERAL

         Section 11.01 Status of Investments and Other Collateral. With respect to Collateral at the time the Collateral becomes subject to the Bank's Lien, the Borrower covenants, represents and warrants: (a) the Borrower shall be the sole owner, free and clear of all Liens except in favor of the Bank or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral, except as such authorization may be limited by applicable securities laws or limitations set forth in the documents evidencing or securing the Investments of the Borrower; (b)(i) to the best of Borrower's knowledge, each promissory note, instrument, bond, debenture or other document or agreement evidencing or securing any indebtedness of a Person to the Borrower and comprising an Investment of the Borrower (hereinafter collectively referred to as the "Debt Instruments") shall be a good and valid obligation representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Person therein named, for the amount set forth therein; (ii) each mortgage, deed of trust, financing statement and other recorded security document comprising a Debt Instrument shall be duly recorded and all liens and security interests created thereby shall be duly perfected; and (iii) adequate title insurance and, to the extent Borrower has the right to require and cause the same to be maintained, adequate fire and extended coverage insurance shall be obtained and shall be maintained with respect to all real property and improvements thereon encumbered by Debt Instrument; (c) to the best of Borrower's knowledge, no Debt Instrument is or shall be subject to any defense, offset or counterclaim, and each Debt Instrument shall be payable when stated to be due; (d) to the best of Borrower's knowledge, each Investment which is a share of capital stock in a Person or an option, warrant, or other right to acquire or convert property to capital stock of a Person or a limited or general partnership interest in a Person (hereinafter collectively referred to as "Equity Interests") shall be validly issued to the Borrower and shall represent a legally enforceable equity interest in each such Person enforceable in accordance with its respective terms; (e) to the best of Borrower's knowledge, none of the transactions underlying or giving rise to any Debt Instrument or Equity Interests comprising the Collateral shall violate any applicable state or federal laws or regulations; (f) to the best knowledge of the Borrower, each maker of a Debt Instrument comprising the Collateral shall be solvent and able to pay the Debt Instrument on which it is obligated in full when due; (g) no agreement under which any deduction or offset of any kind has been or shall be granted with respect to any Debt Instrument comprising the Collateral; (h) to the best of Borrower's knowledge, all documents and agreements relating to Debt Instruments and Equity Interests comprising the Collateral shall be true and correct and in all respects what they purport to be; and (i) to the best of the Borrower's knowledge, all signatures and endorsements that appear on all Debt Instruments and Equity Interests shall be genuine and all signatories and endorsers shall have full capacity to contract.

         Section 11.02 Collection of Receivables, Investments; Management of Collateral. (a) Until the Borrower's authority to do so is terminated (which the Bank may do at any time upon the occurrence of an Event of Default), the Borrower will, at its own cost and expense, use its best efforts to collect and otherwise enforce as the Bank's property and in trust for the Bank all amounts payable on or otherwise receivable with respect to the Investments of the Borrower and the Debt Instruments and Equity Interests comprising the Collateral; provided, however, upon the request of the Bank following the occurrence of an Event of Default, the Borrower shall take such action (at the Borrower's expense) as reasonably requested by the Bank to collect any designated Investments evidenced by Debt Instruments.

         The Bank shall have the right from time to time following the occurrence of an Event of Default (at the Borrower's expense) to arrange for the verification of all amounts owing under or on account of Debt Instruments directly with the obligors thereof or by other methods reasonably satisfactory to the Bank. Any such verification shall be conducted in such a manner as to minimize disruption to the Borrower's business.

         The Borrower shall notify the Bank promptly relating to material default by any Person liable on a Debt Instrument which represents greater than $1,000,000.00 or more in the aggregate of the Borrower's Investments or receipt of any credit or information reflecting any insolvency proceedings under the Bankruptcy Code, appointment of a creditors' committee, assignment for the benefit of creditors or other information indicating any basis for doubt that such Person will pay its obligations to the Borrower in full as the same becomes due and payable.

         The Borrower shall not, without the Bank's prior written consent, grant any extension of the time of payment of any Debt Instrument or amount due on account of an Equity Interest, compromise or settle any Debt Instrument for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except in each instance in the normal course of business consistent with past practices.

         In the event that after the occurrence of any Event of Default the Borrower shall receive any amounts payable under or in respect to Debt Instruments or Equity Interests, the Borrower shall receive the same in trust for the Bank and shall deliver to the Bank (or to a depository designated by the Bank) in original form and on the date or receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of indebtedness. The Borrower shall also direct all payments under or pursuant to its Debt Instruments and Equity Interests to the Bank or its designee.

         Section 11.03 Upon Event of Default. Upon the occurrence of an Event of Default, in addition to each and other right and remedy granted by the Borrower to the

Lender in this Credit Agreement or in the Collateral Security Agreements or other Loan Documents or as otherwise provided at law and in equity, the Borrower agrees to do all things necessary to perfect title to the Investments, including, but not limited to, the Debt Instruments and the Equity Interests, and shall assign and deliver to the Bank or its designee all Debt Instruments and evidences of Equity Interests, with all requisite endorsements and assignments in favor of the Bank, (which the Bank may make as attorney-in-fact for the Borrower, the Bank being hereby appointed as attorney-in-fact for the Borrower for such purposes), and all of the Borrower's books and records relating thereto. At and after any Event of Default and while such Event of Default is continuing, the Bank may send a notice of assignment and/or notice of the Bank's Lien to any and all Persons liable on Debt Instruments and to all issuers of Equity Interests or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Bank shall have the sole right to collect directly the amounts payable under or related to the Debt Instruments and the Equity interests.

         The Borrower hereby constitutes the Bank or its designee on behalf of the Bank as the Borrower's attorney-in-fact with power: upon occurrence and during the continuance of an Event of Default to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to take any and all actions under each Debt Instrument which the holder and beneficiary thereof is entitled to take thereunder and pursuant thereto, including, but not limited to, obtaining appropriate insurance or paying taxes that are due and owing if the Person liable under the Debt Instrument fails to perform the obligations of such Person set forth in the Debt Instrument (and any such amounts advanced on account of the Borrower shall constitute part of the Obligations, shall bear interest at the highest rate of interest then applicable under the Notes, and shall be payable on demand by the Borrower); upon the occurrence and during the continuance of an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (except to the extent it is determined by a final judicial decision that the Bank's act or omission constituted gross negligence or willful misconduct), nor for any error of judgement or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Credit Agreement is terminated.

         The Bank, without notice to or consent of the Borrower, upon the occurrence and during the continuance of an Event of Default (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Debt Instruments or amounts owing on account of Equity Interests and insurance applicable thereto and/or release the obligor thereon; and (B) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Debt Instruments and Equity Instruments and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

         Nothing herein contained shall be construed to constitute the Borrower as agent of the Bank for any purpose whatsoever, and the Bank shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Bank's act or omission constitute gross negligence or willful misconduct). The Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Debt Instruments or any amount relating to the Equity Interests or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Bank's act or omission constituted gross negligence or willful misconduct). The Bank, by anything herein or in any assignment or otherwise, does not assume any of the Borrower's obligations under any contract or agreement assigned to the Bank except to the extent the Bank takes action with respect to any of such obligations in a manner that constitutes gross negligence or wilful misconduct, and the Bank shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.


                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.01 Payment of Expenses. If any Taxes shall be payable, or ruled to be payable, to any state, province or Federal authority, with respect to the recordation of any Collateral Security Document, or other Loan Document by reason of any existing or hereafter enacted Federal or state statutes, the Borrower will pay all such Taxes in accordance with such statutes, including interest and penalties thereon, excluding Taxes solely on income of the Bank if any, and will indemnify and hold the

Bank harmless against any liability in connection therewith. The Borrower will also reimburse the Bank for the fees and disbursements incurred by Thompson, Hine and Flory for their services to the Bank in preparing, reviewing, closing or enforcing this Credit Agreement and the other documents executed in connection herewith, and will reimburse the Bank for any out-of-pocket expenses incurred in connection therewith. The Borrower shall at all times protect, indemnify, defend and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings and liabilities, damages, costs, interest, charges, counsel fees and other expenses and penalties (the "Indemnified Liabilities"), which the Bank may, at any time, sustain or incur by reason or in consequence of or arising out of the execution and delivery of this Credit Agreement and the consummation of the transactions contemplated hereby, except for any such Indemnified Liabilities resulting from the gross negligence or willful misconduct of the Bank. All amounts payable or reimbursable by the Borrower under this Section 12.01 shall be due and payable on demand. The obligations imposed upon the Borrower by this Section 12.01 shall survive the payment of the Loans and the Notes.

         Section 12.02 Notices. Any notice to or demand upon the Borrower shall be deemed to have been sufficiently given or served for all purposes hereof one (1) day after being sent by overnight express courier, three (3) days after being mailed, certified mail, return receipt requested or, when received during normal business hours, by electronic facsimile (confirmed by subsequent delivery of "hard copy"), addressed to the Borrower at 1666 K Street, N.W., Suite 901, Washington, D.C. 20006, or to such other address as may be furnished in writing to the Bank for such purpose by the Borrower. Any notice to or demand upon the Bank shall be deemed to have been sufficiently given or served for all purposes hereof one (1) day after being sent by overnight express courier or three (3) days after being mailed, certified mail, return receipt requested, addressed to the Bank at 8300 Greensboro Drive, Suite 550, McLean, Virginia 22102-3604, Attn: Leslie A. Grizzard, Vice President, with a copy to Thompson, Hine and Flory, 1920 N Street, N.W., Suite 800, Washington, D.C. 20036, Attn: Scott A. Fenske, Esq., or to such other address as may be furnished in writing to the Borrower for such purpose by the Bank. The Borrower agrees that the Bank may rely and act upon, without any investigation or inquiry as to the authority or power to give, or accuracy or reasonableness of, and the Borrower will be unconditionally and irrevocably bound and obligated by, any instructions, notice, request, report or other communications given by duly elected officers of the Borrower.

         Section 12.03 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Credit Agreement, any investigation at any time made by the Bank, and the execution and delivery of the Notes and shall continue in full force and effect so long as the Notes are outstanding and unpaid.

         Section 12.04 Entire Agreement; Amendment. This Credit Agreement, including all exhibits hereto, embodies the entire agreement and understanding between the Borrower and the Bank and supersedes all other prior agreements and understandings relating to the subject matter hereof. The Borrower and the Bank may enter into further and additional written agreements to amend or supplement this Credit Agreement and the terms and provisions of such further and additional written agreements shall be deemed a part of this Credit Agreement as though incorporated herein. Except as provided herein, the Bank has no obligation to make loans or advances to the Borrower.

         Section 12.05 Parties in Interest. All the terms and provisions of this Credit Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by any holder of the Notes. The Borrower shall not assign its rights under this Credit Agreement without the prior written consent of the Bank.

         Section 12.06 Binding Arbitration. Any controversy or claim between or among the parties hereto, including but not limited to those arising out of this instrument, agreement or document or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for arbitration of commercial disputes of the Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) and the "Special Rules" set forth below. In the event of an inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this instrument, agreement or document may bring any action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this instrument, agreement or document relates in any court having jurisdiction over such action.

         (i) Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at the time of execution of this instrument, agreement or document and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencing of such hearing for an additional sixty
(60) days.

         (ii) Reservation of Rights. Nothing in this instrument, agreement or document shall be deemed to: (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this instrument, agreement or document; or (ii) be a waiver by Bank of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of the Bank: (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writs of possession or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither the exercise of self help remedies nor the institution or maintenance of any action for foreclosure or for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         Section 12.07 Severability of Provisions. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.08 Headings. Article and Section headings used in this Credit Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

         Section 12.09 Governing Law. This Credit Agreement, the Notes and each other Loan Document are and will be contracts made under the laws of the District of Columbia (without regard to the laws regarding conflicts of laws) and together with the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of the District of Columbia.

         Section 12.10 Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be executed as of the date first above written by their respective representatives thereunto duly authorized.

ATTEST:                                          BORROWER:

[Corporate Seal]                                 ALLIED CAPITAL CORPORATION
                                                 II, a Maryland corporation


/s/ THOMAS R. SALLEY                             By: /s/ WILLIAM F. DUNBAR
----------------------                              ------------------------
Secretary                                           William F. Dunbar
                                                    President


                                                 BANK:

WITNESS:                                         NATIONSBANK, N.A.


/s/ J. DECKMAN                                   By:/s/ LESLIE A. GRIZZARD(SEAL)
----------------------                              ----------------------
                                                    Leslie A. Grizzard
                                                    Vice President

                      AMENDED AND RESTATED REVOLVING NOTE


$25,000,000.00                                                September 28, 1995


         FOR VALUE RECEIVED, the undersigned, ALLIED CAPITAL CORPORATION II, a Maryland corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A. (the "Holder"), at its offices located at 8300 Greensboro Drive, Suite 550, McLean, Virginia 22102-3604, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or, if lesser, the aggregate unpaid principal amount of the Revolving Loan evidenced by this Note made by the Holder to the Borrower pursuant to Article II, Part A of the Credit Agreement (as hereinafter defined). The unpaid principal balance outstanding on this Note from time to time and interest thereon shall be determined by the ledgers and records of the Holder as maintained in accordance with the Holder's ordinary practices.

         This Note is the Revolving Note defined and referred to in, and is entitled to the benefits of, a certain Amended and Restated Credit Agreement dated as of September 28, 1995, by and between the Borrower and the Holder (said Amended and Restated Credit Agreement, as it may be from time to time amended, restated, or otherwise modified, being herein called the "Credit Agreement"). Reference is made to the Credit Agreement for a statement of the rights of the Holder and the duties and obligations of the Borrower in relation thereto, but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due. Capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

         The principal of this Note shall be due and payable in full on May 31, 1997, or earlier as provided in the Credit Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount of this Note from time to time outstanding from the date of this Note until the payment in full thereof at the rate equal to the "Libor Rate" plus one hundred fifteen (115) basis points. As used herein, the term "Libor Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next highest 1/16 of 1%) by dividing (i) the rate of interest determined by the Holder two (2) Business Days prior to the first day of such Interest Period that it would have to pay at 11:00 a.m. London time in the London inter-bank market for inter-bank deposits of United States Dollars with a maturity approximately equal to the Interest Period selected by the

Borrower pursuant to the terms of the Credit Agreement for the use of such rate in determining the interest to be charged on the outstanding principal balance of this Note by (ii) 1.00 minus for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for the Holder in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the Libor Rate is determined).

         Interest shall be payable on each date provided for in or determined in accordance with the provisions of the Credit Agreement. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

         Reference is hereby made to the Credit Agreement, which contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and for voluntary prepayments hereon. The term "Holder" includes the successors and assigns, if any, of the Holder named in the first paragraph hereof.

         All payments of principal of and interest in this Note shall be made in lawful money of the United States of America and in immediately available funds.

         The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit, and agrees that Holder may extend the time for payment, accept partial payment, take security therefor or exchange or release any collateral, without discharging or releasing the Borrower.

         The construction, validity and enforceability of this Note shall be governed by the laws of the District of Columbia.

         Any controversy or claim between or among the parties hereto, including but not limited to those arising out of this instrument, agreement or document or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for arbitration of commercial disputes of the Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) and the "Special Rules" set forth below. In the event of an inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this instrument, agreement or document may bring any action, including a





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
summary or expedited proceeding, to compel arbitration of any controversy or claim to which this instrument, agreement or document relates in any court having jurisdiction over such action.

                 (i) Special Rules. The arbitration shall be conducted in the city of Borrower's domicile at the time of execution of this instrument, agreement or document and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencing of such hearing for an additional sixty
(60) days.

                 (ii) Reservation of Rights. Nothing in this instrument, agreement or document shall be deemed to: (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this instrument, agreement or document; or (ii) be a waiver by the Holder of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of the Holder: (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writs of possession or the appointment of a receiver. The Holder may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither the exercise of self help remedies nor the institution or maintenance of any action for foreclosure or for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

ATTEST:                                          ALLIED CAPITAL CORPORATION II,
                                                 a Maryland corporation
[Corporate Seal]



/s/ THOMAS R. SALLEY                             By:/s/ WILLIAM F. DUNBAR (SEAL)
-----------------------                             ---------------------
Secretary                                           William F. Dunbar
                                                    President





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